LOAN AGREEMENT

                            Dated as of June 25, 1999




- 89 -
         MANCHESTER EQUIPMENT CO., INC., a New York corporation having its principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 (the "Borrower"), MANCHESTER INTERNATIONAL LTD., a New York corporation having its principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 ("International" or a "Guarantor"), MANTECH COMPUTER SERVICES, INC., a New York corporation having its principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 ("ManTech" or a "Guarantor"), MEC LEASING GROUP, LTD., a New York corporation having its principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 ("MEC" or a "Guarantor"), MANCHESTER SOLUTIONS, INC., a New York corporation having its principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 ("Solutions" or a "Guarantor"), ELECTROGRAPH SYSTEMS, INC., a New York corporation having its principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 ("Electrograph" or a "Guarantor"), COASTAL OFFICE PRODUCTS, INC., a Maryland corporation having its principal place of business at 4812 Frankford Avenue, Baltimore, MD 21206 ("Coastal" or a "Guarantor"), MEC SUPPORT SERVICES, INC., a New York corporation having its principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 ("MSS" or a "Guarantor"), CLOSE OUTS 4U.COM, INC., a New York corporation having its principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 ("Close Outs" or a "Guarantor"), MEC INTERNET SERVICES, INC., a New York corporation having its principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 ("MEC" or a "Guarantor"), 47 COMPUTERS.COM, INC., a New York corporation having its principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 ("47 Computers" or a "Guarantor") MARKETPLACE 4U.COM, INC., a New York corporation having its principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 ("Marketplace" or a "Guarantor"), 4U.COM, INC., a New York corporation having its principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 ("4U" or a "Guarantor"), ALMOST NEW 4U.COM, INC., a New York corporation having its principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 ("Almost New" or a "Guarantor"), ODD LOTS 4U.COM, INC., a New York corporation having its principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 ("Odd Lots" or a "Guarantor"), EUROPEAN AMERICAN BANK, a New York banking organization, having an office at 730 Veterans Memorial Highway, Hauppauge, New York 11788 ("EAB" or a "Bank"), KEYBANK NATIONAL ASSOCIATION, a national banking association, having an office at 1377 Motor Parkway, Islandia, New York 11788 ("Key" or a "Bank") and EUROPEAN AMERICAN BANK, as agent for the Banks (the "Agent"), hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Affiliate" means, as to any Person, (i) a Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person; (ii) a Person which directly or indirectly beneficially owns or holds five (5%) percent or more of any class of voting stock of, or five (5%) percent or more of the equity interest in, such Person; or (iii) a Person five (5%) percent or more of the voting stock of which, or five (5%) or more of the equity interest in which, is directly or indirectly beneficially owned or held by such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agent" means European American Bank, or any bank which succeeds to the position of Agent, as provided in this Agreement.

         "Aggregate Outstandings" means, at any time, the aggregate of (i) the principal amount of outstanding Revolving Credit Loans and (ii) the L/C Exposure.

         "Agreement" means this Loan Agreement, as amended, supplemented or modified from time to time.

         "Bank" or "Banks" means one or more, as the context requires, of EAB, Key and each other lender which is, or becomes, a party to this Agreement.

     "Board of Governors" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Business Day" means a day of the year on which banks are not required or authorized to close in New York City, provided that, if the relevant day relates to a Eurodollar Loan, an Interest Period, or notice with respect to a Eurodollar Loan, the term "Business Day" shall mean a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

         "Capital Lease" means a lease which has been or should be, in accordance with GAAP, capitalized on the books of the lessee.

         "Commitment"   means,   with  respect  to  each  Bank,   the  aggregate
obligations of such Bank to (i) make Revolving Credit Loans to the Borrower pursuant to the terms and conditions of this Agreement and (ii) participate in Letters of Credit issued pursuant to the terms and conditions of this Agreement, in each case in the aggregate Dollar amount and Pro Rata Share set forth in
Schedule 1.01 annexed hereto, as modified by any reductions in the Total Commitment or by any assignments of all or any part of such Bank's Commitment.

         "Consolidated Affiliates" means, as to any Person, those Affiliates of such Person which are consolidated with such Person in the financial statements delivered pursuant to Section 5.01(b) of this Agreement.

         "Consolidated Capital Expenditures" means, as to any Person, the aggregate amount of any expenditures (including purchase money Debt or purchase money Liens) by such Person and its Consolidated Affiliates for assets (including fixed assets acquired under Capital Leases) which it is contemplated will be used or usable in fiscal years subsequent to the year of acquisition, computed and consolidated in accordance with GAAP.

         "Consolidated Current Liabilities" means, as to any Person, the aggregate amount of all liabilities of such Person and its Consolidated Affiliates (including tax and other proper accruals) which would be properly classified as current liabilities, computed and consolidated in accordance with GAAP.

         "Consolidated Funded Debt" means, as to any Person, the aggregate of the Funded Debt of such Person and its Consolidated Affiliates, computed and consolidated in accordance with GAAP.

         "Consolidated Tangible Net Worth" means, as to any Person, the excess of (i) such Person's Consolidated Total Assets, less all intangible assets properly classified as such in accordance with GAAP, including, but without limitation, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits and goodwill (whether representing the excess of cost of tangible assets acquired over book value or otherwise), over (ii) such Person's Consolidated Total Liabilities.

         "Consolidated Total Assets" means, as to any Person, the aggregate net book value of the assets of such Person and its Consolidated Affiliates after all appropriate adjustments in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization and excluding the amount of any write-up or revaluation of any asset), computed and consolidated in accordance with GAAP.

         "Consolidated Total Liabilities" means, as to any Person, all of the liabilities of such Person and its Consolidated Affiliates, including all items which, in accordance with GAAP, would be included on the liability side of a balance sheet (other than capital stock, capital surplus and retained earnings), computed and consolidated in accordance with GAAP.

         "Debt" means, as to any Person, all (i) indebtedness or liability of such Person for borrowed money; (ii) indebtedness of such Person for the deferred purchase price of property or services (including trade obligations);
(iii) obligations of such Person as a lessee under Capital Leases; (iv) current liabilities of such Person in respect of unfunded vested benefits under any Plan; (v) obligations of such Person in respect of letters of credit issued for the account of or upon the application of such Person; (vi) obligations of such Person arising under acceptance facilities; (vii) guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (viii) obligations secured by any Lien on property owned by such Person whether or not the obligations have been assumed; (ix) liabilities of such Person under any preferred stock or other preferred equity instrument which, at the option of the holder or upon the occurrence of one or more events, is redeemable by such holder, or which, at the option of such holder is convertible into Debt; (x) indebtedness of any partnership of which such Person is a general partner; and (xi) all other liabilities recorded as such, or which should be recorded as such, on such Person's financial statements in accordance with GAAP.

         "Default" means any of the events specified in Section 6.01 of this Agreement, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

         "Deutsche" means Deutsche Financial Services Corporation.

         "Deutsche Agreement" means the Agreement for Wholesale Financing dated as of August 25, 1997, between the Borrower and Deutsche, as it may be amended or modified from time to time and shall include the Terms Letter, as defined therein.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

         "EBIT" means, as to the Borrower and its Consolidated Affiliates for any period, the sum of (i) net income (excluding extraordinary gains and including extraordinary losses), plus (ii) interest expense, plus (iii) federal, state and local income taxes accrued, in each case measured for the Borrower and its Consolidated Affiliates on a consolidated basis for such period, computed and consolidated in accordance with GAAP.

         "EBITDA" means, as to the Borrower and its Consolidated Affiliates for any period, the sum of (i) net income (excluding extraordinary gains and including extraordinary losses), plus (ii) interest expense, plus (iii) depreciation expense, plus (iv) amortization of intangible assets plus (v) federal, state and local income taxes accrued, in each case measured for the Borrower and its Consolidated Affiliates on a consolidated basis for such period, computed and consolidated in accordance with GAAP.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and the published interpretations thereof as in effect from time to time.

         "ERISA   Affiliate"  means  any  trade  or  business  (whether  or  not incorporated) which together with any other Person would be treated, with such Person, as a single employer under Section 4001 of ERISA.

         "Eurocurrency Reserve Requirement" means, with respect to the Reserve Adjusted LIBOR Rate for an Interest Period, the aggregate (without duplication) daily average of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, marginal, supplemental or emergency reserves) under any regulation (including, but without limitation, Regulation D) promulgated by the Board of Governors (or any successor thereto or other governmental authority having jurisdiction over the Agent) by the Agent against "Eurocurrency liabilities" (as such term is used in Regulation D), but without benefit or credit for proration, exemptions or offsets that might otherwise be available to the Agent from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by the Agent against (1) any category of liabilities that includes deposits by reference to which the Reserve Adjusted LIBOR Rate is to be determined; or (2) any category of extension of credit or other assets that include loans bearing a Reserve Adjusted LIBOR Rate.

         "Eurodollar Loan" means a Loan bearing interest at an interest rate determined with reference to the Reserve Adjusted LIBOR Rate in accordance with the provisions of Article II hereof.

         "Event of Default" means any of the events specified in Section 6.01 of this Agreement, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "Funded Debt" means, as to any Person, such Debt of such Person which is (i) all indebtedness or liability for borrowed money (including but not limited to any interest bearing indebtedness to Deutsche); (ii) all indebtedness or liability for the deferred purchase price of property (excluding trade obligations); (iii) all obligations as a lessee under Capital Leases; (iv) all obligations to reimburse the Issuing Bank for the amount of all unmatured drafts accepted or deferred payment obligations incurred under Letters of Credit, and
(v) all liabilities of such Person under any preferred stock which, at the option of the holder or upon the occurrence of one or more certain events, is redeemable by such holder, or which, at the option of such holder is convertible into Debt.

         "Funded Debt to EBITDA Ratio" means, as to the Borrower and its Consolidated Affiliates for any period, the ratio of (i) Consolidated Funded Debt (as of the last day of such period) to (ii) EBITDA for such period. The Funded Debt to EBITDA Ratio shall be measured and tested at the end of each fiscal quarter and, in the case of EBITDA, for a period covering the four (4) fiscal quarters then ended.

         "GAAP" means Generally Accepted Accounting Principles.

         "Generally Accepted Accounting Principles" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, operations and cash flows of a Person, except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between the Borrower and the Agent relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Agent, of the independent accountants selected by the Borrower and approved by the Agent for the purpose of auditing the periodic financial statements of the Borrower.

         "Guarantor" or Guarantors" means one or more of those Persons identified as Guarantors in the preamble to this Agreement, and any other Person required to guarantee the obligations of the Borrower in accordance with Section 5.01(k) of this Agreement.

         "Guaranty" or "Guaranties" means the guaranty or guaranties executed and delivered by the Guarantors pursuant to Section 3.01(h) or Section 5.01(k) of this Agreement.

         "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601 et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule or regulation.

         "Intercreditor Agreement" means an agreement between Deutsche and the Agent pursuant to which they agree that if any security interest in the assets of the Borrower is obtained by Deutsche and the Agent (for the benefit of the Banks), notwithstanding the priority of such security interests, as between Deutsche and the Agent (i) Deutsche shall have a first priority security interest in the Borrower's inventory financed through the Deutsche Agreement (but not in the proceeds of such inventory) and (ii) the Agent (for the benefit of the Banks) shall have a first priority security interest in all other personal property of the Borrower.

         "Interest Coverage Ratio" means, as to the Borrower and its Consolidated Affiliates for any period, the ratio of (i) EBIT for such period to
(ii) interest expense for such period. The Interest Coverage Ratio shall be measured and tested at the end of each fiscal quarter for a period covering the four (4) fiscal quarters then ended.

         "Interest Determination Date" means the date on which a Prime Rate Loan is converted to a Eurodollar Loan and, in the case of a Eurodollar Loan, the last day of the applicable Interest Period.

         "Interest Payment Date" means (i) as to each Eurodollar Loan, (a) in the case of Eurodollar Loans with Interest Periods of less than three (3) months, the last day of such Interest Period and (b) in the case of Eurodollar Loans with Interest Periods of three (3) months or more, the last Business Day of each calendar quarter during the applicable Interest Period and the last day of the applicable Interest Period and (ii) as to each Prime Rate Loan, the last Business Day of each month.

         "Interest   Period"  means  as  to  any  Eurodollar  Loan,  the  period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect (or, if there is no numerically corresponding day, on the last Business Day of such month); provided, however,
(i) that no Interest Period shall end later than the Maturity Date, (ii) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(iii) interest shall accrue from and including the first day of such Interest Period to but excluding the date of payment of such interest, (iv) no Interest Period may have a duration of less than one month, and (v) no Interest Period of particular duration may be selected by the Borrower if the Agent determines, in its sole discretion, that Eurodollar Loans with such maturities are not generally available.

         "Investment" means any stock, evidence of Debt or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guaranty of loans made to others (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms in the ordinary course of business) and any purchase of
(i) any security of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase, or any other investment.

         "Issuing Bank" means EAB.

         "Letters of Credit" means standby letters of credit issued by the Issuing Bank for the account of the Borrower pursuant to the terms and conditions of this Agreement.

         "L/C Documents" means all documents required to be executed and delivered by the Borrower in connection with the issuance of Letters of Credit in accordance with the usual and customary practices of the Issuing Bank.

         "L/C Exposure" means, at any time, the aggregate of (i) the amount available to be drawn on all outstanding Letters of Credit and (ii) the amount of any payments made by the Issuing Bank under any Letters of Credit that have not been reimbursed by the Borrower.

         "L/C Sublimit" means One Million ($1,000,000.00) Dollars.

     "LIBOR Applicable Margin" has the meaning set forth in Section 2.04 of this Agreement.

     "LIBOR Rate" means the rate per annum identified as the LIBOR Rate for a requested Interest Period as published on page 3750 of the Dow Jones Telerate service.

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

         "Loan" or "Loans" means one or more Revolving Credit Loans and may refer to one or more Prime Rate Loans and/or one or more Eurodollar Loans, as the context requires.

         "Loan Documents" means this Agreement, the Notes, the Guaranties, the L/C Documents and any other document executed or delivered pursuant to this Agreement.

         "Material Adverse Change" means, as to any Person, (i) a material adverse change in the financial condition, business, operations, properties, prospects or results of operations of such Person or (ii) any event or occurrence which is reasonably likely to have a material adverse effect on the ability of such Person to perform its obligations under the Loan Documents.

         "Maturity Date" means April 2, 2002.

     "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any ERISA Affiliate.

     "Note" or "Notes" means one or more of the Revolving Credit Notes as the context requires.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Acquisition" means an acquisition by the Borrower or any Subsidiary of the Borrower by merger, consolidation or purchase of a voting majority of the stock of another Person or the purchase of all or substantially all of the assets of another Person (or of a division or other operating component of another Person) (an "Acquisition") if all of the following conditions are met:

               (i) Such Acquisition is identified as a "Permitted Acquisition" by the Borrower in writing to the Agent;

                  (ii) The Person to be acquired is domiciled in, has the majority of its assets located in, and generates the majority of its revenues from sources within, the United States;

                  (iii) The majority of such Person's revenue is derived from a line or lines of business similar to the line or lines of business engaged in by the Borrower as of the date of this Agreement, as are set forth and described in the Borrower's Form 10-K for its fiscal year ended July 31, 1998;

                  (iv) If the aggregate consideration paid for the subject Acquisition and all other Permitted Acquisitions since the date of this Agreement exceeds $1,500,000.00, the Agent and the Banks shall have received, at least ten (10) Business Days prior to the closing of such Acquisition, a certificate signed by the president or the chief financial officer of the Borrower to the effect that (and including calculations indicating that) on a pro forma basis after giving effect to such Acquisition: (a) all representations and warranties contained in the Loan Documents will remain true and correct, (b) the Borrower will remain in compliance with all covenants contained in the Loan Documents, and (c) no Default or Event of Default has occurred and is continuing or will occur as a result of the consummation of such Acquisition; and

                  (v) If the aggregate consideration paid for the subject Acquisition and all other Permitted Acquisitions since the date of this Agreement exceeds $1,500,000.00, the Agent and the Banks shall have received, at least ten (10) Business Days prior to the closing of such Acquisition, (i) at least two (2) years of historical financial statements of such Person, and (ii) a set of projections (prepared on a consolidated and consolidating basis), setting forth in reasonable detail the pro forma effect of such Acquisition and showing compliance by the Borrower with all covenants set forth in Section 5.03 of this Agreement for the remainder of the term of this Agreement. The projections to be delivered hereunder shall include and specify the assumptions used to prepare such projections.

         "Permitted   Acquisition  Loans"  means  Revolving  Credit  Loans,  the proceeds of which are used to fund Permitted Acquisitions.

     "Permitted   Acquisition  Sublimit"  means  Ten  Million   ($10,000,000.00)
Dollars.

         "Permitted Investments" means, (i) direct obligations of the United States of America or any governmental agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (ii) time certificates of deposit having a maturity of one year or less issued by EAB or any other commercial bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000.00; (iii) money market mutual funds having assets in excess of $2,500,000,000, including but not limited to the Merrill Lynch Premier Institutional Fund and the Merrill Lynch Institutional Tax Exempt Fund; (iv) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P"), respectively; (v) tax exempt securities rated Prime 2 or better by Moody's or A-1 or better by S&P; (vi) loans or advances to Guarantors permitted by Section 5.02(g) of this Agreement; (vii) Investments in connection with Permitted Acquisitions (subject to the limitations of Section 5.02(d) hereof) and (viii) any Investment in a Person which thereupon becomes a Guarantor pursuant to Section 5.01(k) of this Agreement.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or a federal, state or local government, or a political subdivision thereof or any agency of such government or subdivision.

         "Plan" means any employee benefit plan established, maintained, or to which contributions have been made by the Borrower or any ERISA Affiliate.

         "Prime Rate" means the rate of interest stated by EAB to be its prime rate as in effect from time to time; each change in said rate shall be effective as of the date of such change.

         "Prime Rate Loan" means a Loan bearing interest at an interest rate determined with reference to the Prime Rate.

     "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

         "Pro Rata Share" means, with respect to each Bank, its pro rata share of the Total Commitment, as set forth in Schedule 1.01 annexed hereto as the same may be modified by any assignment of all or any part of such Bank's Commitment.

         "Quick Asset Ratio" means, as to the Borrower and its Consolidated Affiliates, as of any date, the ratio of (i) the sum of (a) cash on hand or on deposit in banks, (b) readily marketable securities issued by the United States,
(c) readily marketable commercial paper rated "A-2" or better by S&P (or having a similar rating by any similar organization which rates commercial paper), (d) certificates of deposit or banker's acceptances issued by commercial banks of recognized standing operating in the United States, and (e) accounts receivable to (ii) the sum of (a) Consolidated Current Liabilities and (b) to the extent not included in Consolidated Current Liabilities, the outstanding Revolving Credit Loans.

         "Regulation D" means Regulation D of the Board of Governors, as the same may be amended and in effect from time to time.

         "Regulation G" means Regulation G of the Board of Governors, as the same may be amended and in effect from time to time.

         "Regulation T" means Regulation T of the Board of Governors, as the same may be amended and in effect from time to time.

         "Regulation U" means Regulation U of the Board of Governors, as the same may be amended and in effect from time to time.

         "Regulation X" means Regulation X of the Board of Governors, as the same may be amended and in effect from time to time.

     "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

         "Required Banks" means, (i) at any time while there are Revolving Credit Loans outstanding, those Banks having, in the aggregate, seventy-five (75%) percent of such Revolving Credit Loans or (ii) at any time while there are no Revolving Credit Loans outstanding but the Total Commitment is available, those Banks having, in the aggregate, seventy-five (75%) percent of the Total Commitment.

         "Reserve Adjusted LIBOR Rate" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum determined by the Agent to be equal to the quotient of (a) the LIBOR Rate divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Requirement as determined by the Bank on the date the Reserve Adjusted LIBOR Rate is determined.

         "Revolving Credit Loan" or "Revolving Credit Loans" means one or more, as the context requires of the revolving credit loans made by the Banks to the Borrower pursuant to the terms and conditions of this Agreement.

         "Revolving Credit Note" or "Revolving Credit Notes" means one or more, as the context requires, of the promissory notes of the Borrower payable to the order of each of the Banks, in substantially the form of Exhibit A annexed hereto, evidencing the indebtedness of the Borrower to each such Bank resulting from Revolving Credit Loans made by such Bank to the Borrower pursuant to this Agreement.

     "S&P" shall have the meaning given such term in the definition of "Permitted Investments".

         "Subsidiary" means, as to any Person, any corporation, partnership, limited liability company, joint venture or other Person whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership, limited liability company, joint venture or similar entity, of which a majority of the partnership, membership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

         "Total  Commitment"  means the aggregate of the  Commitments of each of
the  Banks,   which,  on  the  date  of  this  Agreement,   is  Fifteen  Million
($15,000,000.00) Dollars.

         "Unused Facility Fee" means the fee payable pursuant to Section 2.06 of this Agreement.

         "Year 2000 Issue" means the failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

         SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to and including".

     SECTION 1.03. Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP.

                               ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

         SECTION 2.01. The Revolving Credit Loans. (a) The Banks agree, severally but not jointly, on the terms and subject to the conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower and the Guarantors set forth in this Agreement, that the Banks will, until the Maturity Date, lend to the Borrower such Revolving Credit Loans as the Borrower may request from time to time, which Loans may be borrowed, repaid and reborrowed, provided, however, that (x) the Aggregate Outstandings at any one time shall not exceed the Total Commitment as it may be reduced pursuant to
Section 2.07 hereof and (y) each Bank's Pro Rata Share of Revolving Credit Loans and L/C Exposure shall not exceed its Pro Rata Share of the Total Commitment.

         (b) Each Revolving Credit Loan shall be a Prime Rate Loan or a Eurodollar Loan (or a combination thereof) as the Borrower may request subject to and in accordance with Section 2.02 hereof. Any Bank may at its option make any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of such Bank's Revolving Credit Note. Subject to the other provisions of this Agreement, Revolving Credit Loans of more than one type may be outstanding at the same time provided, however, that not more than five (5) Eurodollar Loans may be outstanding at the same time.

                 SECTION 2.02. Notice of Revolving Credit Loans.

         (a) The Borrower shall give the Agent irrevocable written, telex, telephonic (immediately confirmed in writing) or facsimile notice (i) at least three (3) Business Days prior to each Revolving Credit Loan comprised in whole or in part of one or more Eurodollar Loans (subject to availability) and (ii) prior to 11:00 a.m. on the day of each Revolving Credit Loan consisting solely of a Prime Rate Loan. Upon receipt of such notice, the Agent shall promptly notify each Bank of the contents thereof and of the amount, type and other relevant information regarding the Loan requested. Thereupon, each Bank shall, not later than 2:00 p.m. (New York time), transfer immediately available funds equal to such Bank's pro rata share of the requested borrowing to the Agent, which, provided the conditions of Sections 3.01 and 3.02 of this Agreement have been met, and provided the Banks have made such transfers, shall thereupon transfer immediately available funds equal to the requested borrowing to the Borrower's account with the Agent. If a notice of borrowing is received by the Agent after 11:00 a.m. on a Business Day, such notice shall be deemed to have been given on the next succeeding Business Day. Any Bank's failure to make any requested Loan shall not relieve any other Bank of its obligation to make such Loan, but such other Bank shall not be liable for such failure of the first Bank nor obligated to advance the first Bank's share of such Loan.

         (b) Each notice given pursuant to this Section 2.02 shall specify the date of such borrowing, the amount thereof and whether such Loan is to be (or what portion or portions thereof are to be) a Prime Rate Loan or a Eurodollar Loan and, if such Loan or any portion thereof is to consist of one or more Eurodollar Loans, the principal amounts thereof and Interest Period or Interest Periods with respect thereto. If no election as to a type of Loan is specified in such notice, such Loan (or portion thereof as to which no election is specified) shall be a Prime Rate Loan. If no election as to the Interest Period is specified in such notice with respect to any Eurodollar Loan, the Borrower shall be deemed to have selected an Interest Period of one month's duration and if a Eurodollar Loan is requested when such Loans are not available, the Borrower shall be deemed to have requested a Prime Rate Loan.

         (c) The Borrower shall have the right, on such notice to the Agent as is required pursuant to (a) above, (x) to continue any Eurodollar Loan or a portion thereof into a subsequent Interest Period (subject to availability) and
(y) to convert a Prime Rate Loan into a Eurodollar Loan (subject to availability) subject to the following:

                  (i) if a Default or an Event of Default shall have occurred and be continuing at the time of any proposed conversion or continuation only Prime Rate Loans shall be available;

                  (ii) in the case of a continuation or conversion of fewer than all Loans, the aggregate principal amount of each Eurodollar Loan continued or into which a Loan is converted shall be in the minimum principal amount of $250,000.00 and in increased integral multiples of $100,000.00;

                  (iii) each continuation or conversion shall be effected by each Bank applying the proceeds of the new Loan to the Loan (or portion thereof) being continued or converted;

                  (iv) if the new Loan made as a result of a continuation or conversion shall be a Eurodollar Loan, the first Interest Period with respect thereto shall commence on the date of continuation or conversion;

                  (v) each request for a Eurodollar Loan which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month and each request for a Eurodollar Loan made when such Loans are not available shall be deemed to be a request for a Prime Rate Loan;

                  (vi) in the event that the Borrower shall not give notice to continue a Eurodollar Loan as provided above, such Loan shall automatically be converted into a Prime Rate Loan at the expiration of the then current Interest Period.

         (d) Unless the Agent shall have received notice from a Bank prior to 2:00 p.m. (New York time) on the requested date, that such Bank will not make available to the Agent the Loan requested to be made on such date, the Agent may assume that such Bank has made such Loan available to the Agent on such date in accordance with Section 2.02(a) hereof and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent such Bank shall not have so made available to the Agent the Loan requested to be made on such date and the Agent shall have so made available to the Borrower a corresponding amount on behalf of such Bank, such Bank shall, on demand, pay to the Agent such corresponding amount together with interest thereon, at the Prime Rate plus two (2%) percent, for each day from the date such amount shall have been so made available by the Agent to the Borrower until the date such amount shall have been repaid to the Agent. If such Bank does not pay such corresponding amount promptly upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall, not later than one (1) Business Day following such notice, repay such corresponding amount to the Agent together with accrued interest thereon at the applicable rate or rates provided
(i) in Section 2.04 hereof or (ii) if the Borrower fails to repay such corresponding amount within three (3) Business Days after such notice, in
Section 2.16 hereof.

         SECTION 2.03. Revolving Credit Notes. (a) Each Revolving Credit Loan shall be (i) in the case of each Prime Rate Loan in the minimum principal amount of $100,000.00, and in increased integral multiples of $100,000.00 and (ii) in the case of each Eurodollar Loan in the minimum principal amount of $250,000.00 and in increased integral multiples of $100,000.00 (except that, if any such Prime Rate Loan so requested shall exhaust the remaining available Total Commitment, such Prime Rate Loan may be in an amount equal to the amount of the remaining available Total Commitment). Each Revolving Credit Loan shall be evidenced by the Revolving Credit Notes. Each Revolving Credit Note shall be dated the date hereof and be in the principal amount set forth next to the applicable Bank's name on Schedule 1.01 annexed hereto, as modified by any assignment of all or any part of such Bank's Commitment, and shall mature on the Maturity Date, at which time the entire outstanding principal balance and all interest thereon shall be due and payable. Each Revolving Credit Note shall be entitled to the benefits and subject to the provisions of this Agreement.

         (b) At the time of the making of each Revolving Credit Loan and at the time of each payment of principal thereon, each Bank is hereby authorized by the Borrower to make a notation on the schedule annexed to its Revolving Credit Note of the date and amount, and the type and Interest Period, if applicable, of the Revolving Credit Loan or payment, as the case may be. Failure to make a notation with respect to any Revolving Credit Loan shall not limit or otherwise affect the obligation of the Borrower hereunder or under the applicable Revolving Credit Note, and any payment of principal by the Borrower shall not be affected by the failure to make a notation thereof on said schedule.

         SECTION 2.04.  Payment of Interest on the Revolving Credit Notes.

         (a) In the case of an Prime Rate Loan, interest shall be payable at a rate per annum equal to the Prime Rate. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Prime Rate Loan, on each Interest Determination Date and on the Maturity Date. Any change in the rate of interest on the Revolving Credit Notes due to a change in the Prime Rate shall take effect as of the date of such change in the Prime Rate.

         (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Reserve Adjusted LIBOR Rate plus the LIBOR Applicable Margin as in effect on the first day of the Interest Period for such Eurodollar Loan. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Eurodollar Loan and on the Maturity Date. In the event Eurodollar Loans are available, the Agent shall determine the rate of interest applicable to each requested Eurodollar Loan for each Interest Period at 11:00 a.m., New York City time, or as soon as practicable thereafter, two (2) Business Days prior to the commencement of such Interest Period and shall use its best efforts to notify the Borrower and the Banks of the rate of interest so determined. Such determination shall be conclusive absent manifest error.

         (c) The LIBOR Applicable Margin shall be determined on the basis of the Borrower's Funded Debt to EBITDA Ratio, as calculated based on the Borrower's consolidated financial statements for its most recent fiscal year or quarter. The LIBOR Applicable Margin shall be determined as follows:

                  (i) The initial LIBOR Applicable Margin shall be 75 basis points, and shall be applicable until delivery of the Borrower's consolidated financial statements for its fiscal quarter ending April 30, 1999 pursuant to Section 5.01(b) hereof (subject to increase in the event that the Borrower fails to deliver such statements as required below).

         Beginning with delivery of the Borrower's consolidated financial statements for the fiscal quarter ending April 30, 1999, and for each fiscal year or quarter thereafter:

                  (ii) If the Borrower's Funded Debt to EBITDA Ratio as of the end of such fiscal year or quarter is less than 0.50 to 1.00, the LIBOR Applicable Margin shall be 75 basis points.

                  (iii) If the Borrower's Funded Debt to EBITDA Ratio as of the end of such fiscal year or quarter is equal to or greater than 0.50 to
         1.00 but less than 1.50 to 1.00, the LIBOR Applicable Margin shall be 100 basis points.

                  (iv) If the Borrower's Funded Debt to EBITDA Ratio as of the end of such fiscal year or quarter is equal to or greater than 1.50 to
         1.00 but less than 2.00 to 1.00, the LIBOR Applicable Margin shall be 125 basis points.

                  (v) If the Borrower's Funded Debt to EBITDA Ratio as of the end of such fiscal year or quarter is equal to or greater than 2.00 to 1.00, the LIBOR Applicable Margin shall be 150 basis points.

         The Applicable Margin for any Eurodollar Loan shall remain in effect for the term of the Interest Period for such Eurodollar Loan and shall not change during such term as a result of this Section 2.04.

         In the event that the Borrower fails to deliver any financial statements and the related certificate within five (5) days of the due date therefor set forth in Section 5.01(b)(i), (ii), (iv) or (v) hereof, unless an Event of Default is declared as a result of such failure, the LIBOR Applicable Margin shall be 150 basis points until the Borrower delivers all required financial statements and certificates at which time the LIBOR Applicable Margin shall be redetermined as provided for in this Section 2.04.

         Upon the occurrence and during the continuance of a Default or an Event of Default, the LIBOR Applicable Margin may, as a result of changes in the Borrower's Funded Debt to EBITDA Ratio, increase but will not decrease.

         (d) All interest shall be paid to the Agent for pro rata distribution to the Banks.

         SECTION 2.05. Use of Proceeds. (a) The proceeds of the Revolving Credit Loans shall be used by the Borrower (i) to finance working capital, (ii) subject to the Permitted Acquisition Sublimit, to finance Permitted Acquisitions, and
(iii) for general corporate purposes. No part of the proceeds of any Loan may be used for any purpose that directly or indirectly violates or is inconsistent with the provisions of Regulation G, T, U or X.

         (b) Letters of Credit shall, subject to the L/C Sublimit, be issued exclusively to finance trade transactions and other commercial transactions related to the working capital needs of the Borrower.

         SECTION 2.06. Fees. (a) The Borrower agrees to pay to the Agent, for pro rata distribution to the Banks, from the date of this Agreement and for so long as the Total Commitment remains in effect, on the last Business Day of each calendar quarter, and on any day that the Total Commitment is reduced or terminated, an Unused Facility Fee computed at a rate per annum equal to 0.25% (computed on the basis of the actual number of days elapsed over 360 days) on the average daily unused amount of the Total Commitment, such Unused Facility Fee being payable for the calendar quarter, or part thereof, preceding the payment date.

         (b) The Borrower agrees to pay to the Agent, for its services as Agent hereunder, those fees, charges and expenses as the Borrower and the Agent may mutually agree.

         SECTION 2.07. Reduction of Commitment. Upon at least three (3) Business Days' prior written notice to the Agent, the Borrower may irrevocably elect to have the unused Total Commitment terminated in whole or reduced in part provided, however, that any such partial reduction shall be in a minimum amount of $1,000,000.00, or whole multiples thereof. The Total Commitment, once terminated or reduced, shall not be reinstated without the express written approval of the Agent and the Banks. Any reduction to the Total Commitment shall be applied pro rata to the respective Commitments of each Bank.

         SECTION 2.08. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Prime Rate Loan, in whole or in part, without premium or penalty on one (1) Business Day's prior irrevocable written notice to the Agent provided, however, that each such prepayment shall be on a Business Day and shall be in an aggregate principal amount which is in the minimum amount of $100,000.00 and in increased integral multiples of $100,000.00.

         (b) The Borrower shall have the right at any time and from time to time, subject to the provisions of this Agreement, including but without limitation Section 2.13 hereof, to prepay any Eurodollar Loan, in whole or in part, on three (3) Business Days' prior irrevocable written notice to the Agent, provided, however, that each such prepayment shall be on a Business Day and shall be in an aggregate principal amount which is in the minimum amount of $250,000.00 and in increased integral multiples of $100,000.00.

         (c) The notice of prepayment under this Section 2.08 shall set forth the prepayment date and the principal amount of the Loan being prepaid and shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Each prepayment under this Section 2.08 shall be applied first towards unpaid interest on the amount being prepaid and then towards the principal in whole or partial prepayment of Loans as specified by the Borrower. In the absence of such specification, amounts being prepaid shall be applied first to any Prime Rate Loan then outstanding and then to Eurodollar Loans in the order of the nearest expiration of their Interest Periods.

         SECTION 2.09. Eurocurrency Reserve Requirement. It is understood that the cost to the Banks of making or maintaining Eurodollar Loans may fluctuate as a result of the applicability of, or change in, the Eurocurrency Reserve Requirement. The Borrower agrees to pay to the Agent on behalf of the Banks from time to time, as provided in Section 2.10 below, such amounts as shall be necessary to compensate each Bank for the portion of the cost of making or maintaining any Eurodollar Loans made by it resulting from any change in the Eurocurrency Reserve Requirement, it being understood that the rates of interest applicable to Eurodollar Loans hereunder have been determined on the basis of the Eurocurrency Reserve Requirement in effect at the time of determination of the Reserve Adjusted LIBOR Rate and that such rates do not reflect costs imposed on each Bank in connection with any change to the Eurocurrency Reserve Requirement. It is agreed that for purposes of this paragraph the Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D without benefit or credit of proration, exemptions or offsets which might otherwise be available to each Bank from time to time under Regulation D.

         SECTION 2.10. Increased Costs. If, after the date of this Agreement, the adoption of, or any change in, any applicable law, regulation, rule or directive, or any interpretation thereof by any authority charged with the administration or interpretation thereof:

                  (i) subjects any Bank or the Issuing Bank to any tax with respect to its Commitment, the Loans, its Note, the Letters of Credit or on any amount paid or to be paid under or pursuant to this Agreement, the Loans, the Notes or the Letters of Credit (other than any tax measured by or based upon the overall net income of such Bank or the Issuing Bank);

                  (ii) changes the basis of taxation of payments to any Bank or the Issuing Bank of any amounts payable hereunder (other than any tax measured by or based upon the overall net income of such Bank or the Issuing Bank);

                  (iii) imposes, modifies or deems applicable any reserve, capital adequacy or deposit requirements against any assets held by, deposits with or for the account of, or loans made by, any Bank or the Issuing Bank; or

                  (iv) imposes on the Agent, any Bank or the Issuing Bank any other condition affecting its Commitment, the Loans, its Note, the Letters of Credit or this Agreement;

                  and the result of any of the foregoing is to increase the cost to the Agent, a Bank or the Issuing Bank of maintaining this Agreement or its Commitment, making the Loans or issuing or participating in the Letters of Credit, or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by the Agent, any Bank or the Issuing Bank or to require the Agent, any Bank or the Issuing Bank to make any payment on or calculated by reference to the gross amount of any sum received by them, in each case by an amount which the Agent, such Bank or the Issuing Bank, as the case may be, in its sole, reasonable judgment deems material, then and in any such case:

                  (a) the Agent, the Bank or the Issuing Bank which is affected by any of the conditions described in (i), (ii), (iii) or (iv) above shall notify the Borrower, and any such affected Bank or the Issuing Bank shall notify the Agent of such event, together with the date thereof, the amount of such increased cost or reduction or payment and the way in which such amount has been calculated; and

                  (b) the Borrower shall pay to the Agent, such affected Bank or the Issuing Bank, as the case may be, within ten (10) days after the advice referred to in subsection (a) hereinabove, such an amount or amounts as will compensate the Agent, such affected Bank or the Issuing Bank for such additional cost, reduction or payment for so long as the same shall remain in effect.

                  The determination of the Agent, any affected Bank or the Issuing Bank as to additional amounts payable pursuant to this Section 2.10 shall be conclusive evidence of such amounts absent manifest error. The provisions of this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans, any unreimbursed draws on any Letter of Credit and all other amounts due hereunder.

         SECTION 2.11. Capital Adequacy. If the Agent, any Bank or the Issuing Bank shall have reasonably determined that, subsequent to the date hereof, any change in the applicability of any law, rule, regulation or guideline, or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or the Issuing Bank (or any lending office of such Bank or the Issuing Bank) or such Bank's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or the Issuing Bank's capital or on the capital of such Bank's or the Issuing Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Bank or the Issuing Bank or such Bank's or the Issuing Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Issuing Bank's policies and the policies of such Bank's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank or the Issuing Bank to be material, then from time to time:

         (a) the Agent, the Bank or the Issuing Bank which is affected by any of the conditions described above shall notify the Borrower, and any such affected Bank or the Issuing Bank shall notify the Agent of such event, together with the date thereof, the amount of such reduced rate of return and the way in which such amount has been calculated; and

         (b) the Borrower shall pay to the Agent, the affected Bank or the Issuing Bank, as the case may be, within ten (10) days after the advice referred to in subsection (a) hereinabove, such an amount or amounts as will compensate the Agent, such affected Bank or the Issuing Bank for such reduced rate of return for so long as such reduction shall remain in effect.

         SECTION 2.12. Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any change after the date hereof in law, rule, regulation, guideline or order, or in the interpretation thereof by any governmental authority charged with the administration thereof, shall make it unlawful for any of the Banks to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, any such affected Bank shall notify the Agent of same and, by written notice to the Borrower, the Agent, on behalf of such Bank shall:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from such Bank hereunder unless such declaration is subsequently withdrawn; and

                  (ii) require that, subject to the provisions of Section 2.13 hereof, all outstanding Eurodollar Loans made by such Bank be converted to a Prime Rate Loan, whereupon all of such Eurodollar Loans shall be automatically converted to a Prime Rate Loan as of the effective date of such notice as provided in paragraph (b) below.

         (b) For purposes of this Section 2.12, a notice to the Borrower by the Agent pursuant to paragraph (a) above shall be effective, for the purposes of paragraph (a) above, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.13.  Funding  Losses.  The Borrower agrees to compensate each
Bank for any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Borrower in payment or prepayment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss (including, without limitation, loss of margin) or expense arising from the reemployment of funds obtained by it or from amounts payable by such Bank to lenders of funds obtained by it in order to make or maintain such Loans. Such compensation may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein, including the LIBOR Applicable Margin included therein, over (ii) the amount of interest (as reasonably determined by such Bank) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. When claiming under this Section 2.13, the claiming Bank shall provide to the Borrower a statement, signed by an officer of such Bank, explaining the amount of any such loss or expense (including the calculation of such amount), which statement shall, in the absence of manifest error, be conclusive with respect to the parties hereto.

         SECTION 2.14. Change in LIBOR; Availability of Rates. In the event, and on each occasion, that, on the day the interest rate for any Eurodollar Loan is to be determined, the Agent shall have determined (which determination, absent manifest error, shall be conclusive and binding upon the Borrower) that Dollar deposits in the amount of the principal amount of the requested Eurodollar Loan are not generally available in the interbank eurodollar market, or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the Banks of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, such Eurodollar Loan shall be unavailable. The Agent shall, as soon as practicable thereafter, give written, telex or telephonic notice of such determination of unavailability to the Borrower and the Banks. Any request by the Borrower for an unavailable Eurodollar Loan shall be deemed to have been a request for a Prime Rate Loan. After such notice shall have been given and until the Agent shall have notified the Borrower that the circumstances giving rise to such unavailability no longer exist, each subsequent request for an unavailable Eurodollar Loan shall be deemed to be a request for a Prime Rate Loan.

         SECTION 2.15. Authorization to Debit Borrower's Account. The Agent is hereby authorized to debit the Borrower's account maintained with the Agent for
(i) all scheduled payments due from the Borrower of principal and/or interest and/or commissions or fees under the Notes or this Agreement or in respect of the Letters of Credit, (ii) the Agent's fees, (iii) the Unused Facility Fee and
(iv) all other amounts due hereunder; all such debits to be made on the days such payments are due in accordance with the terms hereof.

         SECTION 2.16. Late Charges, Default Interest. (a) If the Borrower shall default in the payment of any principal installment of or interest on any Loan, or any amount due in respect of any Letter of Credit, or any other amount becoming due hereunder, the Borrower shall pay to the Agent for pro rata distribution to the Banks or the Issuing Bank, as applicable, interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two (2%) percent plus the interest rate which would then be in effect with respect to a Prime Rate Loan made hereunder at the time such required payments were not made.

         (b) Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay to the Agent, for pro rata distribution to the Banks, interest on all Revolving Credit Loans and on all amounts described in clauses (ii) and (iii) of the definition of L/C Exposure (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two (2%) percent plus the interest rate which would then be in effect with respect to Prime Rate Loans.

         SECTION 2.17. Payments. All payments by the Borrower hereunder, under the Notes or in respect of the Letters of Credit shall be made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. The Agent shall promptly pay to each of the Banks such amount of such payment to which such Bank is entitled, as determined by the Agent, subject to manifest error.

         SECTION 2.18. Interest Adjustments. (a) If the provisions of this Agreement, the Notes or the L/C Documents would at any time otherwise require payment by the Borrower to any Bank or the Issuing Bank of any amount of interest in excess of the maximum amount then permitted by applicable law the interest payments shall be reduced to the extent necessary so that such Bank or the Issuing Bank shall not receive interest in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Agent shall receive interest payments on behalf of the Banks or the Issuing Bank hereunder, under the Notes or under the L/C Documents in an amount less than the amount otherwise provided, such deficit (hereinafter called the "Interest Deficit") will accumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable by the Borrower to any Bank or the Issuing Bank hereunder, under the Notes or under the L/C Documents for any subsequent period shall be increased by such maximum amount of the Interest Deficit that may be so added without causing such Bank or the Issuing Bank to receive interest in excess of the maximum amount then permitted by applicable law.

         (b) The amount of the Interest Deficit at the Maturity Date shall be cancelled and not paid.

                                   ARTICLE IIA

                              THE LETTERS OF CREDIT
                              ---------------------

         SECTION 2A.01. Letters of Credit. (a) On the terms and conditions set forth herein, (i) the Issuing Bank agrees, from time to time on any Business Day during the period from the date of this Agreement to the day which is five (5) days prior to the Maturity Date to issue Letters of Credit for the account of the Borrower and (ii) the Banks severally agree to participate in Letters of Credit issued for the account of the Borrower. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                  (b) The Issuing Bank has no obligation to issue any Letter of Credit if:

                  (i) any order, judgment or decree of any governmental authority or arbitrator purports by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank prohibits, or requests that the Issuing Bank refrain from, the issuance of standby letters of credit generally or such Letter of Credit in particular or imposes upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the date of this Agreement, or imposes upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement and which the Issuing Bank in good faith deems material to it;

                  (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Borrower, on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article III hereof is not then satisfied;

                  (iii) the expiry date of any requested Letter of Credit is (x) more than one (1) year from its date of issuance or (y) later than five
         (5) Business Days prior to the Maturity Date;

                  (iv) the Aggregate Outstandings, after giving effect to the requested Letter of Credit, shall exceed the Total Commitment;

                  (v) the aggregate L/C Exposure, after giving effect to such Letter of Credit, shall exceed the L/C Sublimit; or

                  (vi) such Letter of Credit is not in form and substance acceptable to the Issuing Bank, or the issuance of such Letter of Credit violates any applicable policies of the Issuing Bank.

         SECTION 2A.02. Issuance of Letters of Credit. Each Letter of Credit shall be issued upon the request of the Borrower (which request may be revoked only at such time and in sufficient time as will enable the Issuing Bank to prevent the issuance of such Letter of Credit), received by the Issuing Bank in accordance with arrangements between the Issuing Bank and the Borrower to provide the Issuing Bank electronically or otherwise with the information necessary to issue, amend or renew Letters of Credit. The arrangements between the Borrower and the Issuing Bank are set forth in the L/C Documents (other than the Letters of Credit) between the Issuing Bank and the Borrower. To the extent any term in any such L/C Documents (other than a Letter of Credit) conflicts with or is inconsistent with the terms of this Agreement, the term most favorable to the Issuing Bank shall apply, and the Issuing Bank may exercise its rights under either such L/C Document or this Agreement, but subject in any event to the provisions herein with respect to sharing and notification. If any such inconsistency exists, the Agent and the Banks shall not be deemed to have waived any rights hereunder, nor shall the Issuing Bank be deemed to have waived any rights under such L/C Document, by reason of such inconsistency.

         SECTION 2A.03. Participations of Banks. (a) Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in any amount equal in each case to the product of (i) the Pro Rata Share of such Bank, times
(ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. Each issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such Pro Rata Share.

         (b) The Issuing Bank will promptly notify the Borrower of any drawing under a Letter of Credit. The Borrower shall reimburse the Issuing Bank on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date") at such time(s) as are agreed upon by the Borrower and the Issuing Bank, in an amount equal to the amount so paid by the Issuing Bank. If the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit at such agreed upon time on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof. The Honor Date shall, in every case, be not later than five (5) Business Days prior to the Maturity Date.

         (c) Upon receipt of any notice from the Agent of any failure by the Borrower to reimburse the Issuing Bank, each Bank shall make available to the Agent for the account of the Issuing Bank such Bank's Pro Rata Share of the amount of such reimbursement. If, after receipt of such notice, any Bank fails to transfer its Pro Rata Share of the amount of such reimbursement to the Agent, interest shall accrue on such Bank's obligation to make such payment from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time during such period. Any failure of the Agent to give notice to the Banks on an Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this subsection (c).

         (d) Each Bank's payment to the Issuing Bank pursuant to Section 2A.03(c) hereof shall be deemed payment in respect of and in satisfaction of its participation in such Letter of Credit.

         (e) Each Bank's obligation to make payment in respect of its participation in Letters of Credit shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or any Event of Default; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that the provisions of this Section 2A.03(e) shall not be read to cause any Bank to waive any defense to such payment if such defense is the result of the Issuing Bank's gross negligence or willful misconduct.

         SECTION 2A.04. Repayment of Participations. (a) Upon receipt by the Issuing Bank of (i) reimbursement from the Borrower for any payment made by the Issuing Bank under a Letter of Credit with respect to which any Bank has paid for its participation in such Letter of Credit or (ii) payment of interest thereon or related fees thereto, the Issuing Bank will pay such amounts to the Agent in the same funds as those received by the Issuing Bank. The Agent shall promptly distribute to each Bank its Pro Rata Share thereof.

         (b) If the Agent or the Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Borrower to the Agent or to the Issuing Bank pursuant to Section 2A.03(a) hereof in reimbursement of a payment made under a Letter of Credit or interest thereon or fees relating thereto or as a result of a setoff, each Bank shall, on demand of the Agent or the Issuing Bank, as the case may be, forthwith return to the Agent or the Issuing Bank, as the case may be, the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

         (c) If any event described in subsection (b) above occurs, the obligation of the Borrower in respect of the payment or setoff required to be returned shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not been effected.

         SECTION 2A.05 Role of the Issuing Bank. (a) The Issuing Bank shall not have any responsibility to obtain any document in connection with paying any draw under a Letter of Credit (other than any required sight or time draft, certificate and other documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

         (b) Neither the Issuing Bank nor any of its correspondents or assignees shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Required Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C Document.

         (c) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Agent, nor the Issuing Bank or any Bank, nor any of their respective officers, directors or employees, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 2A.06 hereof; provided, however, that the Borrower may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Borrower, to the extent of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a required sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, unless such failure is due to compliance by the Issuing Bank with an order of a court or other legal process. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reasons.

         SECTION 2A.06. Obligations Absolute. The obligations of the Borrower under this Agreement and any L/C Documents to reimburse the Issuing Bank for a drawing under a Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the L/C Documents under all circumstances, including the following:

               (i) any lack of validity or enforceability of this Agreement or any L/C Document;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Documents;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Documents or any unrelated transaction;

                  (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                  (v) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding;

                  (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

                  (vii) any other circumstance or happening whatsoever,  whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         SECTION 2A.07. Uniform Customs and Practices. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to such Letter of Credit.

         SECTION 2A.08. Fees and Commissions. (a) The Borrower shall pay to the Agent, for pro rata distribution to the Banks, a per annum fee equal to the LIBOR Applicable Margin, as in effect from time to time, on the average amount available to be drawn on Letters of Credit (computed on the basis of a year of 360 days for actual days elapsed), payable quarterly in arrears. The Agent shall promptly pay to each Bank its Pro Rata Share of such fee.

         (b) The Borrower shall pay to the Issuing Bank its usual and customary letter of credit fees as established from time to time, including without limitation, fees, commissions and charges for issuance, payment, processing amendment and expiration and a fronting fee on the average outstanding amount available to be drawn on Letters of Credit calculated at an annual rate per annum of 0.125%.

                                   ARTICLE III

                              CONDITIONS OF LENDING

         SECTION 3.01. Conditions Precedent to the Making of the Initial Revolving Credit Loan and the Issuing of the Initial Letter of Credit. The obligation of the Banks to make the initial Revolving Credit Loans contemplated by this Agreement and the obligation of the Issuing Bank to issue the initial Letter of Credit issued on or after the date of this Agreement, all as contemplated by this Agreement, are each subject to the condition precedent that the Agent, the Banks and the Issuing Bank shall have received from the Borrower and the Guarantors on or before the date of this Agreement the following, each dated such day, in form and substance satisfactory to the Agent and its counsel:

         (a) Revolving Credit Notes, each duly executed by the Borrower and payable to the order of each of the Banks.

         (b) Certified (as of the date of this Agreement) copies of the resolutions of the Board of Directors of the Borrower authorizing the Loans and the Letters of Credit and authorizing and approving this Agreement and the other Loan Documents to which the Borrower is a party and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Loan Documents.

         (c) Certified (as of the date of this Agreement) copies of the resolutions of the Boards of Directors and the shareholders of each of the Guarantors, authorizing and approving this Agreement, their Guaranties and any other Loan Document applicable to the Guarantors, and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, their Guaranties and the other Loan Documents.

         (d) A certificate of the Secretary or an Assistant Secretary (attested to by another officer) of the Borrower certifying: (i) the names and true signatures of the officer or officers of the Borrower authorized to sign this Agreement, the Notes and the other Loan Documents to be delivered hereunder on behalf of the Borrower; and (ii) a copy of the Borrower's by-laws as complete and correct on the date of this Agreement.

         (e) A Certificate of the Secretary or an Assistant Secretary (attested to by another officer) of each of the Guarantors certifying (i) the names and true signatures of the officer or officers of the Guarantors authorized to sign this Agreement, their Guaranties and any other Loan Documents to be delivered hereunder on behalf of the Guarantors; (ii) a copy of each of the Guarantors' by-laws as complete and correct on the date of this Agreement; and (iii) the stock ownership of each Guarantor.

         (f) Copies of the certificate of incorporation and all amendments thereto of the Borrower and the Guarantors certified in each case by the Secretary of State (or equivalent officer) of the state of incorporation of each of the Borrower and the Guarantors and a certificate of existence and good standing with respect to the Borrower and the Guarantors from the Secretary of State (or equivalent officer) of the state of incorporation of the Borrower and the Guarantors and from the Secretary of State (or equivalent officer) of any state in which the Borrower or the Guarantors are authorized to do business.

         (g) An opinion of Kressel, Rothlein and Roth, counsel for the Borrower and the Guarantors as to certain matters referred to in Article IV hereof and as to such other matters as the Agent or its counsel may reasonably request.

         (h) From each of the Guarantors, an executed Guaranty.

         (i) From the Borrower, a true and correct copy of the Deutsche Agreement, which shall be satisfactory to the Agent and its counsel in all material respects.

         (j) From the Borrower, evidence that its revolving credit facility from EAB and The Bank of New York has been terminated.

         (k) From Deutsche, the Intercreditor Agreement.

         (l) From the Borrower and each Guarantor, copies of all of the Borrower's and such Guarantor's credit agreements, loan agreements, indentures, mortgages and other documents relating to the extension of credit.

         (m) From the Borrower, (x) a commitment fee equal to $13,125.00 (of which $6,250.00 shall be for the account of Key and $6,875.00 shall be for the account of EAB), (y) the fees and expenses to be paid pursuant to this Agreement, and (z) those other fees, charges and expenses as the Borrower and the Agent may mutually agree.

         (n) Evidence that the Agent and the Banks shall, prior to the date of this Agreement, have completed their due diligence reviews of the Borrower, the results of which shall be satisfactory to the Agent and the Banks in their sole discretion.

         (o) Evidence that the following statements shall be true and the Agent shall have received a certificate signed by the President or Chief Financial Officer of the Borrower dated the date hereof, stating that:

                  (i) The representations and warranties contained in Article IV of this Agreement and in the other Loan Documents are true and correct on and as of such date; and

                  (ii) No Default or Event of Default has occurred and is continuing, or would result from the making of the initial Revolving Credit Loans or the issuance of the initial Letter of Credit, as applicable.

         (p) Evidence that all schedules, documents, exhibits, certificates and other information provided to the Agent or the Banks pursuant to or in connection with this Agreement shall be satisfactory to the Agent and its counsel in all respects.

         (q) Evidence that all legal matters incident to this Agreement and the transactions contemplated hereby shall be satisfactory to Cullen and Dykman, counsel to the Agent.

         (r) Such other approvals, opinions or documents as the Agent or its counsel may reasonably request.

         SECTION 3.02. Conditions Precedent to all Revolving Credit Loans and all Letters of Credit. The obligation of the Banks to make each Revolving Credit Loan (including the initial Revolving Credit Loan) and the obligation of the Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit), shall each be subject to the further condition precedent that on the date of such Revolving Credit Loan or Letter of Credit:

         (a) The following statements shall be true and each request for a Revolving Credit Loan or Letter of Credit shall be deemed to be a certification by the Borrower that:

                  (i) The representations and warranties contained in Article IV of this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of such date as though made on and as such date; and

                  (ii) No Default or Event of Default shall have occurred and be continuing, or would result from such Revolving Credit Loan or Letter of Credit.

         (b) The Agent shall have received such other approvals, opinions or documents as the Agent or its counsel may reasonably request.

         SECTION 3.03. Conditions Precedent to the Making of Permitted Acquisition Loans. The obligation of the Banks to make each Revolving Credit Loan which is a Permitted Acquisition Loan shall be subject to the further conditions precedent that on the date of such Revolving Credit Loan:

         (a) The Agent and the Banks shall have received, at least ten (10) Business Days prior to such request, (i) the certificate and information required under the definition of "Permitted Acquisition or (ii) if the consideration for the Permitted Acquisition is such that the Borrower is not required to provide the information described in clauses (iv) and (v) of the definition of "Permitted Acquisition", the Borrower shall have delivered to the Agent and the Banks a certificate evidencing pro forma compliance (with supporting documentation) by the Borrower with Section 5.03 hereof for the remainder of the term of this Agreement.

         (b) The Agent and the Banks shall have received (i) copies of all contracts, documents and agreements relating to the pending Permitted Acquisition (the "Acquisition Documents"), and (ii) evidence that except for the payment of that portion of the purchase price to be funded by the proceeds of such Permitted Acquisition Loan, the pending Permitted Acquisition has been completed in accordance with the terms of the Acquisition Documents and that no material condition or material obligation on the part of the acquired Person or any Affiliate of the acquired Person has been waived.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties. On the date of this Agreement and on each date that the Borrower requests a Revolving Credit Loan or a Letter of Credit, the Borrower and each of the Guarantors represent and warrant as follows:

         (a) Subsidiaries. On the date hereof, the only Subsidiaries of the Borrower or a Guarantor are those set forth on Schedule 4.01(a) annexed hereto, which Schedule accurately sets forth with respect to each such Subsidiary, its name and address, any other addresses at which it conducts business, its state of incorporation and each other jurisdiction in which it is qualified to do business and the identity and share holdings of its stockholders. Except as set forth on said Schedule 4.01(a), all of the issued and outstanding shares of each Subsidiary which are owned by the Borrower or a Guarantor are owned by the Borrower or such Guarantor free and clear of any mortgage, pledge, lien or encumbrance. Except as set forth on said Schedule 4.01(a), there are not outstanding any warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of common or capital stock or other equity interest of the Borrower or any Guarantor or any Subsidiary of the Borrower or a Guarantor, nor are there outstanding any securities which are convertible into or exchangeable for any shares of the common or capital stock of the Borrower or any Guarantor or any Subsidiary of the Borrower or a Guarantor.

         (b) Good Standing. The Borrower and the Guarantors, and each Subsidiary of the Borrower or any Guarantor, are each corporations duly incorporated, validly existing and in good standing under the laws of the States of their respective incorporation and each has the corporate power to own or lease its assets and to transact the business in which it is presently engaged and is duly qualified and is in good standing in such other jurisdictions where the nature or extent of its business requires such qualification.

         (c) Due Execution, Etc. The execution, delivery and performance by the Borrower and each Guarantor of the Loan Documents to which they are a party are within the Borrower's and the Guarantors' corporate power and have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower or Guarantors; (ii) contravene the Borrower's or any of the Guarantors' certificates of incorporation, charters or by-laws; (iii) violate any provision of any law, rule, regulation, contractual restriction, order, writ, judgment, injunction, or decree, determination or award binding on or affecting the Borrower or any Guarantor; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement, lease or instrument to which the Borrower or any Guarantor is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Lien of the Loan Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Guarantor.

         (d) No Consents Required. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower or any Guarantor of any Loan Document to which it is a party, except authorizations, approvals, actions, notices or filings which have been obtained, taken or made, as the case may be.

         (e) Validity and Enforceability. The Loan Documents when delivered hereunder will have been duly executed and delivered on behalf of the Borrower and each Guarantor, as the case may be, and will be legal, valid and binding obligations of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower or such Guarantor in accordance with their respective terms.

         (f) Financial Statements. The consolidated financial statements of the Borrower and its Consolidated Affiliates for the fiscal year ended July 31, 1998, and for the fiscal quarter ended January 31, 1999, copies of which have been furnished to the Agent and the Banks, fairly present the consolidated financial condition of the Borrower and its Consolidated Affiliates as at such dates and the results of operations of the Borrower and its Consolidated Affiliates for the periods ended on such dates, all in accordance with GAAP, and since such dates there has been (i) no material increase in the consolidated liabilities of the Borrower and its Consolidated Affiliates and (ii) no Material Adverse Change in the Borrower, any of its Consolidated Affiliates or any of the Guarantors.

         (g) No Litigation. Except as set forth on Schedule 4.01(g) annexed hereto, there is no pending or, to the Borrower's or any Guarantor's knowledge, threatened action, proceeding or investigation affecting the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor, before any court, governmental agency or arbitrator, which may either in one case or in the aggregate, result in the Material Adverse Change in the Borrower, any Guarantor or any such Subsidiary or which relates to any Loan Document.

         (h) Taxes. The Borrower, each Guarantor and each Subsidiary of the Borrower or a Guarantor have filed all federal, state and local tax returns required to be filed and have paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties. The federal income tax liability of the Borrower, each Guarantor and each such Subsidiary has been finally determined and satisfied for all taxable years up to and including the taxable year ended July 31, 1994.

         (i) Licenses, etc. The Borrower, each Guarantor and each Subsidiary of the Borrower or a Guarantor possess all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, no Person, to the best knowledge of the Borrower and each Guarantor, is infringing on any patent, trademark or copyright owned or used by the Borrower, any Guarantor or any such Subsidiary, and neither the Borrower, any Guarantor nor any such Subsidiary are in violation of any similar rights of others.

         (j) Burdensome Agreements. Neither the Borrower nor any of the Guarantors nor any Subsidiary of the Borrower or a Guarantor is a party to any indenture, loan or credit agreement or any other agreement, lease or instrument or subject to any charter, corporate or partnership restriction which could result in a Material Adverse Change in the Borrower, any of the Guarantors or any such Subsidiary. Neither the Borrower nor any Guarantor nor any such Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations or covenants contained in any agreement or instrument material to its business.

         (k) Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U or X), and no proceeds of any Loan, and no Letter of Credit, will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other way which will cause the Borrower to violate the provisions of Regulation G, T, U or X.

         (l) Compliance With Laws. The Borrower, each Guarantor and each Subsidiary of the Borrower or a Guarantor are in all material respects in compliance with all federal and state laws and regulations in all jurisdictions where the failure to comply with such laws or regulations could result in a Material Adverse Change in the Borrower, any of the Guarantors or any such Subsidiary.

         (m)  ERISA.  The  Borrower,  each  Guarantor,  each  Subsidiary  of the
Borrower or a Guarantor and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under
Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower, any Guarantor, any Subsidiary of the Borrower or a Guarantor, nor any ERISA Affiliate has completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multiemployer Plan; the Borrower, each Guarantor, each Subsidiary of the Borrower or a Guarantor and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of such Plan in accordance with the provisions of ERISA for calculating the potential liability of the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate to PBGC or such Plan under Title IV of ERISA; and neither the Borrower, any Guarantor, any such Subsidiary nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

         (n) Hazardous Materials. The Borrower, each Guarantor and each Subsidiary of the Borrower or a Guarantor are in compliance with all federal, state or local laws, ordinances, rules, regulations or policies governing
Hazardous Materials and neither the Borrower, any Guarantor nor any such Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Borrower, any Guarantor or any such Subsidiary in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and to the best of the Borrower's, the Guarantors' and such Subsidiaries' knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from or affecting such property in any manner which violates federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

         (o) Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used exclusively for the purposes set forth in Section 2.05 of this Agreement. Letters of Credit shall be used exclusively for the purposes set forth in Section 2.05 of this Agreement.

         (p) Title to Property; No Liens. Each of the Borrower and each Guarantor has good and marketable title to all of its properties and assets. The properties and assets of the Borrower, the Guarantors and each Subsidiary of the Borrower or a Guarantor are not subject to any Lien other than those described in Section 5.02(a) hereof.

         (q) Casualties. Neither the business nor the properties of the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor are affected by any fire, explosion, accident, strike, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which could result in a Material Adverse Change in the Borrower or any of the Guarantors.

         (r) Advantage to Guarantors. The Guarantors acknowledge they have derived or expect to derive a financial or other advantage from the Loans and other extensions of credit obtained by the Borrower from the Banks hereunder.

         (s) Credit Agreements. Schedule 4.01(s) annexed hereto is a complete and correct list of all credit agreements, indentures, purchase agreements (other than purchase orders for the purchase of goods issued in the ordinary cause of business), guaranties, Capital Leases, and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any Guarantor is in any manner directly or contingently obligated, and the maximum principal or face amounts of the credit in question, outstanding or to be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule and neither the Borrower nor any Guarantor is in default with respect to its obligations thereunder.

         (t) Vendor Finance Agreements. The Deutsche Agreement is the only agreement to which the Borrower is a party which provides for the financing of the Borrower's purchase of inventory and (i) the Borrower is not in default of the Deutsche Agreement and (ii) the Borrower's obligations under the Deutsche Agreement are unsecured.

         (u) Year 2000 Issue. The Borrower, the Guarantors and each Subsidiary of the Borrower or a Guarantor have reviewed the effect of the Year 2000 Issue on the computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower, the Guarantors or such Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such computer systems of the Borrower, the Guarantors or such Subsidiaries interface). The costs to the Borrower, the Guarantors and such Subsidiaries of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to the Borrower, the Guarantors or such Subsidiaries (including reprogramming errors and the failure of systems or equipment supplied by others) are not reasonably expected to result in a Default or Event of Default or to result in a Material Adverse Change in the Borrower, any Guarantors or any such Subsidiaries.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

         SECTION 5.01. Affirmative Covenants. So long as (i) any part of the Total Commitment shall be in effect, (ii) any amount shall remain outstanding under any of the Notes, or (iii) any Letter of Credit or L/C Exposure is outstanding, the Borrower and each of the Guarantors will, unless the Agent and the Required Banks shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Comply, and cause each Subsidiary of the Borrower or a Guarantor to comply, in all material respects with all applicable laws, rules, regulations and orders, where the failure to so comply could result in a Material Adverse Change in the Borrower, a Guarantor or any such Subsidiary.

         (b) Reporting Requirements. Furnish to the Agent and each of the Banks:

         (i) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, (1) a copy of the audited consolidated financial statements of the Borrower and its Consolidated Affiliates for such year, including a balance sheet with a related statement of income and retained earnings and statement of cash flows, all in reasonable detail and setting forth in comparative form the figures as of the end of and for the previous fiscal year, together with an unqualified opinion, prepared by KPMG, LLP or such other independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent, all such financial statements to be prepared in accordance with GAAP; and (2) copies of the consolidating schedules to such consolidated financial statements.

         (ii) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the consolidated and consolidating financial statements of the Borrower and its Consolidated Affiliates for such quarter and for the year to date, including balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the comparable quarter and comparable year to date period for the previous fiscal year, all such financial statements to be prepared by management of the Borrower in accordance with GAAP.

         (iii) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Borrower or any Guarantor by independent certified public accountants in connection with any examination of the financial statements of the Borrower and each Guarantor made by such accountants.

         (iv) Certificate of No Default. Simultaneously with the delivery of the financial statements referred to in Section 5.01(b)(i) and (ii) hereof, a certificate of the President or the Chief Financial Officer of the Borrower, (1) certifying that no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto and (2) with computations demonstrating compliance with the covenants contained in Section 5.03 hereof.

         (v) Accountant's Certificate. Simultaneously with the delivery of the annual consolidated financial statements referred to in Section 5.01(b)(i) hereof, a certificate of the independent certified public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof.

         (vi) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor which (1) relates to any Loan Document or (2) if determined adversely to the Borrower, any Guarantor or any such Subsidiary could result in a Material Adverse Change in the Borrower, any Guarantor or any such Subsidiary.

         (vii) Notice of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto.

         (viii) ERISA Reports. Promptly after the filing or receiving thereof, copies of all reports, including annual reports, and notices which the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor, files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible after the Borrower, any Guarantor or any such Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower, any Guarantor or any such Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower or such Guarantor will deliver to the Agent and the Banks a certificate of the president or the chief financial officer of the Borrower or such Guarantor setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower or such Guarantor proposes to take with respect thereto.

         (ix) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Agent pursuant to any other clause of this
Section 5.01(b).

         (x) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor sends to its public stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower, any Guarantor or any such Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

         (xi) Notice of Affiliates. Promptly after any Person becomes an Affiliate of the Borrower or any Guarantor, notice to the Agent and the Banks of such Affiliate.

         (xii) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor as the Agent may from time to time reasonably request.
         (c) Taxes. Pay and discharge, and cause its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges upon it or them, its or their income or its or their properties prior to the dates on which penalties are attached thereto, unless and only to the extent that (i) such taxes shall be contested in good faith and by appropriate proceedings by the Borrower, any Guarantor or any such Subsidiary, as the case may be, (ii) there shall be adequate reserves therefor in accordance with GAAP entered on the books of the Borrower, any Guarantor or any such Subsidiary and (iii) no enforcement proceedings against the Borrower, such Guarantor or such Subsidiary shall have been commenced.

         (d) Corporate Existence. Except as permitted by clause (i) of Section 5.02(d) hereof, preserve and maintain, and cause its Subsidiaries to preserve and maintain, their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Borrower, each Guarantor and each such Subsidiary in each case where failure to so preserve or maintain could result in a Material Adverse Change in the Borrower, any of the Guarantors or any such Subsidiary.

         (e) Maintenance of Properties and Insurance. (i) Keep, and cause any Subsidiaries to keep, their respective properties and assets (tangible or intangible) that are useful and necessary in its business, in good working order and condition, reasonable wear and tear excepted (including but not limited to all internet web sites owned and/or operated by the Borrower and/or the Guarantors); and (ii) maintain, and cause any Subsidiaries to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning properties doing business in the same general areas in which the Borrower, any Guarantors and any such Subsidiaries operate. The policies shall provide for thirty (30) days prior written notice to the Agent of cancellation or change.

         (f) Books of Record and Account. Keep, and cause any Subsidiaries to keep, adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with GAAP, reflecting all financial transactions of the Borrower, the Guarantors, and any such Subsidiaries.

         (g) Visitation. At any reasonable time and upon reasonable notice, and from time to time, permit the Agent or any of the Banks or any agents or representatives thereof, to examine and make copies of and abstracts from the books and records of, and visit the properties of, the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor and to discuss the affairs, finances and accounts of the Borrower, any Guarantor or any such Subsidiary with any of the respective officers or directors of the Borrower, such Guarantor, such Subsidiary or the Borrower's, such Guarantor's or such Subsidiary's independent accountants.

         (h) Performance and Compliance with Other Agreements. Perform and comply and cause each Subsidiary of the Borrower or any Guarantor to perform and comply, with each of the provisions of each and every agreement the failure to perform or comply with which could result in a Material Adverse Change in the Borrower, any Guarantor or any such Subsidiary.

         (i) Pension Funding. Comply with the following and cause each ERISA Affiliate of the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor to comply with the following:

                  (i) engage solely in transactions which would not subject any of such entities to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code of 1986, as amended, in either case in an amount in excess of $100,000.00;

                  (ii) make full payment when due of all amounts which, under the provisions of any Plan or ERISA, the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate of any of same is required to pay as contributions thereto;

                  (iii) all applicable provisions of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder, including but not limited to Section 412 thereof, and all applicable rules, regulations and interpretations of the Accounting Principles Board and the Financial Accounting Standards Board;

                  (iv) not fail to make any payments in an aggregate amount greater than $100,000.00 to any Multiemployer Plan that the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

               (v) not take any action regarding any Plan which could result in the occurrence of a Prohibited Transaction.

         (j) Licenses. Maintain at all times, and cause each Subsidiary of the Borrower or any Guarantor to maintain at all times, all licenses, permits or registrations necessary to the conduct of its business or as may be required by any governmental agency or instrumentality thereof.

         (k) New Affiliates. Cause any Affiliate of the Borrower or any Guarantor which is (i) formed after the date of this Agreement and (ii) engaged or is to be engaged in the same, a similar or related line of business as the Borrower or any Guarantor, to (x) become a guarantor of all obligations of the Borrower under this Agreement and the other Loan Documents and (y) become a party to this Agreement.

         (l)  Agent's   Administrative   Fee.   Pay  to  the  Agent  the  annual
administrative fees as mutually agreed between the Borrower and the Agent.

         (m) Vendor  Finance  Agreement.  Notify the Agent and each of the Banks
(i) of any default by the Borrower  under the terms of the  Deutsche  Agreement,
(ii) not less than ten (10) days prior to the execution of any amendment or modification to the Deutsche Agreement, or any replacement thereof, and provide copies to the Agent and the Banks of any such proposed amendment, modification or replacement, and (iii) of any event which would cause, or result in, the Borrower's obligations to Deutsche (or any successor to Deutsche under the Deutsche Agreement or any replacement agreement) becoming secured. In the event that the Borrower's obligations to Deutsche (or such successor) become secured, Borrower shall (i) grant to the Agent for the benefit of the Banks, a security interest in all personal property of the Borrower and (ii) enter into such security agreements, Uniform Commercial Code financing statements and such other documents as the Agent may request.

         (n) Year 2000 Issue. The Borrower and each Guarantor shall take, and shall cause each of their Subsidiaries to take, all necessary action to complete in all material respects by September 30, 1999, the reprogramming of computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for the Borrower, each of the Guarantors and their Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such systems of the Borrower, each of the Guarantors and their Subsidiaries interface) required as a result of the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment and testing of such systems and equipment, as so reprogrammed. At the request of the Agent, the Borrower shall provide to the Agent reasonable assurance of its compliance with the preceding sentence.

         SECTION 5.02. Negative Covenants. So long as (i) any part of the Total Commitment shall be in effect, (ii) any amount shall remain outstanding under any of the Notes, or (iii) any Letter of Credit or L/C Exposure is outstanding, neither the Borrower nor any of the Guarantors nor any Subsidiary of the Borrower or a Guarantor will, without the written consent of the Agent and the Required Banks:

         (a) Liens, Etc. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

                  (i) Liens in favor of the Banks securing Debt permitted by Section 5.02(b)(i) hereof;

                  (ii) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP are maintained;

                  (iii) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due more than forty five (45) days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established;

                  (iv)   Liens   under   workers'   compensation,   unemployment
insurance, Social Security, or similar legislation;

                  (v) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

                  (vi) Liens described in Schedule 5.02(a) hereto, provided that no such Liens shall be renewed, extended or refinanced;

                  (vii) Judgment and other similar Liens arising in connection with court proceedings (other than those described in Section 6.01(f) hereof), provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (viii) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the Borrower's or a Guarantor's occupation, use and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and

                  (ix) Purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease, provided that:

     (1) Any property subject to any of the foregoing is acquired by the Borrower or any Guarantor in the ordinary course of its respective business and the Lien on any such property is created contemporaneously with such acquisition;

     (2) The obligation secured by any Lien so created, assumed, or existing shall not exceed 100% of lesser of the cost or fair market value of the property acquired as of the time of the Borrower or any Guarantor acquiring the same;

     (3) Each such Lien shall attach only to the property so acquired and fixed improvements thereon;

     (4) The Borrower and the Guarantors shall not incur, in the aggregate, more than $2,000,000.00 of Debt secured by Liens described in this clause (ix) during any fiscal year; and

     (5) The  obligation  secured by such Lien is permitted by the provisions of
Section 5.02(b) hereof and the related expenditure is permitted by the provisions of Section 5.03(b) hereof;

     (b) Debt. Create, incur, assume, or suffer to exist any Debt, except:

          (i) Debt of the Borrower under this Agreement, the Notes or in respect of the Letters of Credit;

          (ii) Debt described in Schedule 5.02(b) hereto, provided that no such Debt shall be renewed, extended or refinanced;

          (iii) Accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred in the ordinary course of business and paid within the specified time; and

          (iv) Debt secured by Liens permitted under Section 5.02(a)(ix) hereof.

     (c) Lease Obligations. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any real or personal property, except (i) Capital Leases permitted by Section 5.02(a) hereof; (ii) leases existing on the date of this Agreement and any extensions or renewals thereof; and (iii) leases (other than Capital Leases) which do not in the aggregate require the Borrower or any Guarantor to make payments (including taxes, insurance, maintenance, and similar expenses which the Borrower or any Guarantor is required to pay under the terms of any lease) in any fiscal year in excess of $750,000.00.

         (d) Merger. Merge into, or consolidate with or into, or have merged into it, any Person (for the purpose of this subsection (d), the acquisition or sale by the Borrower or any Guarantor by lease, purchase or otherwise of all, or substantially all, of the common stock or the assets of any Person or of it shall be deemed a merger of such Person with the Borrower or any Guarantor) other than (i) a merger of a Subsidiary into its parent corporation, or (ii) Permitted Acquisitions, provided that the total aggregate consideration for all Permitted Acquisitions (including all Permitted Acquisition Loans) shall not exceed $10,000,000.00 in the aggregate during the term of this Agreement.

         (e) Sale of Assets, Etc. Sell, assign, transfer, lease or otherwise dispose of any of its assets (including a sale/leaseback transaction) with or without recourse, except for (i) inventory disposed of in the ordinary course of business and (ii) the sale or other disposition of assets no longer used or useful in the conduct of its business.

     (f) Investments, Etc. Make any Investment other than Permitted Investments.

         (g) Transactions With Affiliates. (i) Except in the ordinary course of business and pursuant to the reasonable requirements of the business of the Borrower, a Guarantor or a Subsidiary of the Borrower or a Guarantor and upon fair and reasonable terms no less favorable to the Borrower, or such Guarantor or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate, enter into any transaction, other than loans or advances of money, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate; or (ii) enter into any transaction involving the lending or advancing of money to any Affiliate, provided, however, that the Borrower may lend up to $4,000,000.00 in the aggregate to the Guarantors provided further that any such loans or advances shall be evidenced by one or more notes or other evidence of such Debt which shall be, pursuant to a pledge agreement satisfactory to the Agent, pledged to the Agent, for the benefit of the Banks, as collateral security for the Aggregate Outstandings and all other amounts due under this Agreement or any other Loan Documents.

         (h) Prepayment of Outstanding Debt. Pay, in whole or in part, any outstanding Debt (other than the Loans) of the Borrower or any Guarantor or any Subsidiary of the Borrower or any Guarantor which by its terms is not then due and payable (other than the Loans).

         (i) Guarantees. Guaranty, or in any other way become directly or contingently obligated for any Debt of any other Person (including any agreements relating to working capital maintenance, take or pay contracts or similar arrangements) other than (i) the Guaranties; (ii) the endorsement of negotiable instruments for deposit in the ordinary course of business; (iii) guarantees existing on the date hereof and set forth in Schedule 5.02(i) annexed hereto; and (iv) guarantees of Debt permitted hereunder.

         (j) Change of Business. Materially alter the nature of its business.

         (k) Fiscal  Year.  Change the ending  date of its fiscal year from July
31.

         (l) Losses. Incur a net loss for any fiscal year.

         (m) Accounting Policies. Change any accounting policies, except as permitted by GAAP.

         (n) Change of Tax Status. Change its tax reporting status as a C corporation.

         (o) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, whether in cash, assets, or in obligations of the Borrower or any Guarantor; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any share of its capital stock; provided, however, that as long as no Default or Event of Default then exists or would result therefrom, the Borrower may repurchase, during the term of this Agreement, not more than $2,000,000.00 of its outstanding common stock in open market transactions.

         (p) Hazardous Material. Cause or permit any property owned or occupied by the Borrower, any Guarantor or any Subsidiary of the Borrower or any Guarantor to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations; or cause or permit, as a result of any intentional or unintentional act or omission on the part of the Borrower, any Guarantor or any such Subsidiary or any tenant or subtenant, a release of Hazardous Materials onto any property owned or occupied by the Borrower, any Guarantor or any such Subsidiary or onto any other property; or fail in all material respects to comply with all applicable federal, state and local laws, ordinances, rules and regulations governing Hazardous Materials, whenever and by whomever triggered; or fail to obtain and comply with any and all approvals, registrations or permits required thereunder. The Borrower and the Guarantors shall execute any documentation reasonably required by the Agent in connection with the representations, warranties and covenants contained in this paragraph and Section 4.01 of this Agreement.

         SECTION 5.03. Financial Requirements. So long as (i) any part of the Total Commitment shall be in effect, (ii) any amount shall remain outstanding under any of the Notes, or (iii) any Letter of Credit or L/C Exposure is outstanding:

         (a) Minimum Consolidated Tangible Net Worth. The Borrower and its Consolidated Affiliates will maintain at all times a Consolidated Tangible Net Worth of not less than $22,000,000.00, to be tested at the end of each fiscal quarter.

         (b) Consolidated Capital Expenditures. The Borrower, the Guarantors and their respective Subsidiaries will not make Consolidated Capital Expenditures (exclusive of amounts allocated to capital assets acquired pursuant to a Permitted Acquisition) in excess of $2,500,000.00 in the aggregate during any fiscal year.

         (c) Quick Asset Ratio. The Borrower and the Guarantors will maintain at all times, on a consolidated basis, a Quick Asset Ratio of not less than 1.00 to 1.00, such ratio to be tested at the end of each fiscal quarter.

         (d) Funded Debt to EBITDA Ratio. The Borrower and Guarantors will maintain at all times on a consolidated basis, a Funded Debt to EBITDA Ratio, of not greater than 3.00 to 1.00, to be tested at the end of each fiscal quarter.

         (e) Interest Coverage Ratio. The Borrower and Guarantors will maintain at all times, on a consolidated basis, an Interest Coverage Ratio of not less than 2.50 to 1.00, such ratio to be tested at the end of each fiscal quarter.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) The Borrower shall fail to pay any installment of principal of, or interest on, any of the Notes when due, or any fees or other amounts owed in connection with this Agreement or the Borrower shall fail to reimburse the Issuing Bank for any draw, accepted draft, deferred payment obligations or any other amounts owed in connection with any Letters of Credit when due; or

         (b) Any representation or warranty made or deemed made by the Borrower or any Guarantor herein or in the other Loan Documents or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

         (c) The Borrower or any Guarantor shall fail to perform or observe (i) any term, covenant or agreement contained in Sections 5.01(a),(c),(d),(e),(f),(g),(h),(i) or (j) hereof within twenty (20) days after such performance or observation is required or (ii) the Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document (other than the Notes) on its part to be performed or observed; or

         (d) The Borrower, any Guarantor, or any Subsidiary of the Borrower or a Guarantor shall fail to pay any Debt in the principal amount of $50,000.00 or more (excluding Debt evidenced by the Notes or any other Loan Document) of the Borrower, any Guarantor or any such Subsidiary (as the case may be), or any installment thereof, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

         (e) The Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any Guarantor or any such Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or the relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and if instituted against the Borrower, any Guarantor or any such Subsidiary shall remain undismissed for a period of 30 days; or the Borrower, any Guarantor or any such Subsidiary shall take any action to authorize any of the actions set forth above in this subsection (e); or

         (f) Any judgment or order or combination of judgments or orders for the payment of money, in excess of $250,000.00 in the aggregate, which sum shall not be subject to full, complete, effective and acknowledged insurance coverage, shall be rendered against the Borrower, any Guarantor or any Subsidiary of the Borrower or a Guarantor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (g) Any Guarantor shall fail to perform or observe any term or provision of its Guaranty or any representation or warranty made by any Guarantor (or any of its officers or partners) in connection with such Guarantor's Guaranty shall prove to have been incorrect in any material respect when made; or

         (h) Any of the following events shall occur or exist with respect to the Borrower, any Guarantor, any Subsidiary of the Borrower or a Guarantor, or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Agent subject the Borrower, any Guarantor, any such Subsidiary or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed $250,000.00; or

         (i) This Agreement or any other Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect in all material respects or shall be declared to be null and void, or the validity or enforceability of any document or instrument delivered pursuant to this Agreement shall be contested by the Borrower, any Guarantor or any party to such document or instrument or the Borrower, any Guarantor or any party to such document or instrument shall deny that it has any or further liability or obligation under any such document or instrument; or

         (j) Barry Steinberg shall, during his lifetime, fail or cease to maintain the ownership, directly or indirectly, of an amount of voting stock of the Borrower which is equal to the greater of (i) twenty-five (25%) percent of such voting stock or (ii) more of such voting stock than is owned or controlled by any other Person; or

         (k) Barry Steinberg shall not be retained in a reasonably active full time capacity in the management of the Borrower and the Guarantors, unless such failure is due to his death or permanent disability; or

         (l) An event of default specified in any Loan Document other than this Agreement shall have occurred and be continuing.

         SECTION 6.02. Remedies on Default. Upon the occurrence and continuance of an Event of Default the Agent may, and at the request of the Required Banks shall, by notice to the Borrower take any or all of the following actions: (i) terminate the Total Commitment, (ii) declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, and (iii) demand that the Borrower provide the Issuing Bank with cash collateral for any undrawn Letters of Credit and any accepted drafts or deferred payment obligations under any Letters of Credit, whereupon the Total Commitment shall be terminated, and the Notes, all such interest, all such cash collateral and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (iv) proceed to enforce its and the Banks' rights whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement or any other Loan Document, or in aid of the exercise of any power granted in either this Agreement or any Loan Document or proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of its and the Banks' rights, or proceed to enforce any other legal or equitable right which the Agent or the Banks may have by reason of the occurrence of any Event of Default hereunder or under any other Loan Document, provided, however, upon the occurrence of an Event of Default referred to in Section 6.01(e) hereof, the Total Commitment shall be immediately terminated, and the Notes, all interest thereon, all such cash collateral and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Any amounts collected pursuant to action taken under this
Section 6.02 shall be applied to the payment of, first, any costs incurred by the Agent in taking such action, including but without limitation attorneys' fees and expenses, second, to provide cash collateral to the Issuing Bank for any undrawn Letters of Credit, accepted drafts or deferred payment obligations, third, to payment of the accrued interest on the Notes and fourth, to payment of the unpaid principal of the Notes.

         SECTION 6.03. Remedies Cumulative. No remedy conferred upon or reserved to the Agent or the Banks hereunder or in any other Loan Document is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or any other Loan Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Agent or the Banks to exercise any remedy reserved in this Article VI, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Agreement or in any other Loan Document.

                                   ARTICLE VII

                  THE AGENT; RELATIONS AMONG BANKS AND BORROWER

         SECTION 7.01. Appointment, Powers and Immunities of Agent. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document, and shall not by reason of this Agreement be a trustee or fiduciary for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or the Guarantors, or any officer or official of the Borrower or Guarantors, or any of them, or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, except as explicitly provided herein, or for the failure by the Borrower, the Guarantors, or any of them to perform any of their or its respective obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Except as otherwise explicitly provided herein, neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible to any Bank for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or wilful misconduct. The Borrower shall pay any fee agreed to by the Borrower and the Agent with respect to the Agent's services hereunder.

         SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent with reasonable care. The Agent may deem and treat each Bank as the holder of the Loans made by it for all purposes hereof unless and until a notice of the permitted transfer thereof satisfactory to the Agent and signed by such Bank shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Loan from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan.

         SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans or the non-payment of fees due hereunder) unless the Agent has actual knowledge of such Default or Event of Default or has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of, or otherwise has actual knowledge of the occurrence of, a Default or Event of Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section
7.08 and Section 8.01 hereof) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

         SECTION 7.04. Rights of Agent as a Bank. With respect to the Loans made by it, any Person which is the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include any Person which is the Agent in its capacity as a Bank. The Agent or any Bank and their respective Affiliates may (without having to account therefor to any other Bank except as otherwise expressly provided in this Agreement) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, the Borrower, the Guarantors or any of them (and any of their Affiliates); provided that no payment or lien priority shall be given to the Agent or to any Bank for any other transaction without the express written approval of all of the other Banks. In the case of EAB, it may do so as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower, the Guarantors or any of them for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Although the Agent or a Bank or any of their respective Affiliates may in the course of such relationships and relationships with other Persons acquire information about the Borrower, the Guarantors, their Affiliates and such other Persons, neither the Agent nor such Bank shall have any duty to the other Banks or the Agent to disclose such information to the other Banks or the Agent except as otherwise provided herein with respect to the occurrence of an Event of Default.

         SECTION 7.05. Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 8.04 hereof or under the applicable provisions of any other Loan Document, but without limiting the obligations of the Borrower and Guarantors under Section 8.04 hereof or such provisions), ratably in accordance with their Pro Rata Shares of the Total Commitment (without giving effect to any participation in all or any portion of the Total Commitment sold by them to any other Person), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower and Guarantors are obligated to pay under Section 8.04 hereof or under the applicable provisions of any other Loan Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incidental to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent.

         SECTION 7.06. Documents. It is the responsibility of the Borrower to forward to each Bank, on or before the due dates set forth herein, a copy of each report, notice or other document required by this Agreement or any other Loan Document to be delivered to the Agent. The Agent is not responsible for forwarding such information to the Banks.

         SECTION 7.07. Non-Reliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, the Guarantors and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or Guarantors of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower, the Guarantors or any Subsidiary of the Borrower or any Guarantor. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to any other Bank to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower, the Guarantors or any Subsidiary (or any of their Affiliates) which may come into the possession of the Agent or of its Affiliates. The Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, or record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to any Person.

         SECTION 7.08. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 7.05 hereof in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 7.09. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in New York, New York. The Required Banks or the retiring Agent, as the case may be, shall upon the appointment of a Successor Agent promptly so notify the Borrower, the Guarantors and the other Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation as Agent, the provisions of this Article 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         SECTION 7.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its rights or duties hereunder or thereunder unless it shall have given its prior written consent thereto.

         SECTION 7.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to the Borrower, the Guarantors or any of them on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of the Borrower, the Guarantors or any of them to perform their or its obligations hereunder or under any other Loan Document.

         SECTION 7.12. Transfer of Agency Function. Without the consent of the Borrower, the Guarantors or any Bank, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrower, the Guarantors and the Banks thereof.

         SECTION 7.13. Withholding Taxes. Each Bank represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Agent such forms, certifications, statements and other documents as the Agent may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the United States, such Bank will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of United States tax with respect thereto. The Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan until such Bank shall have furnished to the Agent the requested form, certification, statement or document.

         SECTION 7.14. Several Obligations and Rights of Banks. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank.

         SECTION 7.15. Pro Rata Treatment of Loans, Etc. Except to the extent otherwise provided, each prepayment and payment of principal of or interest on Loans of a particular type and a particular Interest Period, if any, shall be made to the Agent for the account of the Banks holding Loans of such type and Interest Period, if any, pro rata in accordance with the respective unpaid principal amounts for such Loans of such Interest Period held by such Banks.

         SECTION 7.16. Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan, any fee due hereunder or on any L/C Exposure, made by it through the exercise of any right of setoff, banker's lien, counterclaim, or any other means, it shall share such payment with the other Banks and the amount of such payment shall be applied to reduce the Loans of all the Banks pro rata in accordance with the unpaid principal on the Loans held by each of them, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Loans held by each of them. To such end the Banks shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Bank so purchasing a participation (or direct interest) in the Loans made by the other Banks may exercise all rights of set off, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower. Notwithstanding the foregoing or any other provision of this Agreement, no right or remedy of any Bank relating to any assets of the Borrower (including real property, improvements or fixtures) not covered by this Agreement or the other Loan Documents shall in any way be affected by this Agreement or otherwise with respect to any other indebtedness of the Borrower to any of the Banks.

         SECTION 7.17. Nonreceipt of Funds by Agent; Payments to Banks. (a) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, such Bank agrees to repay to the Agent on demand such amount and if for any reason the Agent does not receive such amount from such Bank on the day of such demand, if such demand is made before 2:00 p.m. on such day, or on the next Business Day if demand is made after 2:00 p.m. on such day, such Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Prime Rate.

         (b) If the Agent shall fail to pay any amounts owing by the Agent to a Bank as promptly as may be required by this Agreement, the Agent shall pay to such Bank, on its demand, interest on such delinquent amount at the customary rate set by the Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Prime Rate.

                               ARTICLE VIII

                               MISCELLANEOUS

         SECTION 8.01. Amendments. Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Guarantors, the Agent and the Required Banks, and any provision of this Agreement may be waived by the Borrower (if such provision requires performance by the Agent or the Banks) or by the Agent acting with the consent of the Required Banks (if such provision requires performance by the Borrower); provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (a) increase or extend the term of the Commitment or the Loans, (b) extend the date fixed for the payment of principal of or interest on any Loan, (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this Section 8.01,
(e) amend the definition of the term "Required Banks", (f) change the fees payable to any Bank except as otherwise provided herein, (g) permit the Borrower to transfer or assign any of its obligations hereunder or under the other Loan Documents, (h) amend the provisions of Article 7 hereof, (i) give any payment priority to any Person (including any of the Banks) over amounts due in connection with the Loans or the Letters of Credit, (j) release any Collateral (other than as permitted by a security agreement) or (k) amend any provision of this Agreement or any other Loan Document which requires the action of all Banks. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed via certified mail, return receipt requested, telegraphed, sent by overnight mail delivery service, sent by facsimile or delivered, if to the Borrower or any Guarantor, at the address of the Borrower or Guarantor, as the case may be, set forth at the beginning of this Agreement and if to the Agent or any Bank, at the address of the Agent or such Bank set forth at the beginning of this Agreement to the attention of , in the case of EAB, Jeanne Virzera, A.T., and in the case of Key, Tamra Lofaro, or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this Section 8.02 to the other parties. Courtesy copies of all notices to the Borrower or any Guarantor shall be sent to Joel Rothlein, Esq., Kressel, Rothlein and Roth, 684 Broadway, Massapequa, New York 11758, provided, however, that the failure of the Agent to send such courtesy copies shall not affect the Agent's or any Bank's rights hereunder. All such notices and communications shall be effective when mailed, telegraphed or delivered, except that notices to the Agent or any of the Banks shall not be effective until received by the Agent or such Bank.

         SECTION 8.03. No Waiver, Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right, power or remedy under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         SECTION 8.04. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration of this Agreement, the Notes, the Letters of Credit and any other Loan Documents, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Banks as to their respective rights and responsibilities under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent and the Banks in connection with the enforcement of this Agreement, the Notes, the Letters of Credit and any other Loan Documents. The Borrower shall at all times protect, indemnify, defend and save harmless the Agent and the Banks from and against any and all claims, actions, suits and other legal proceedings, and liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements which the Agent or the Banks may, at any time, sustain or incur by reason of or in consequence of or arising out of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The Borrower acknowledges that it is the intention of the parties hereto that this Agreement shall be construed and applied to protect and indemnify the Agent and the Banks against any and all risks involved in the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent or any Bank's gross negligence or willful misconduct. The provisions of this
Section 8.04 shall survive the payment of the Notes and the termination of this Agreement.

         SECTION 8.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Banks each are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Banks or any Affiliates of the Banks to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of the Borrower or any Guarantor now or hereafter existing under this Agreement and the Notes, irrespective of whether or not the Agent or the Banks shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. The rights of the Banks under this Section are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Agent and the Banks may have.

     SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors, the Agent and the Banks.

         SECTION 8.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans and interests in Letters of Credit. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clauses (a) through (i) of Section 8.01 hereof without the consent of such Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of this Article VIII and Article III hereof with respect to its participating interest. An assignment or other transfer which is not permitted by subsection
(c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) (i) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $2,000,000.00) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit B hereto executed by such Assignee and such transferor Bank, with the subscribed consent of the Agent, which shall not be unreasonably withheld and with, so long as no Default or Event of Default has occurred and is continuing (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld; provided that if an Assignee is an affiliate of such transferor Bank, no such consent shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.

                  (ii) Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500.00. If an Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 7.13 hereof.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         SECTION 8.08. Further Assurances. The Borrower and each Guarantor agree at any time and from time to time at its expense, upon request of the Agent, the Banks or their respective counsel, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action the Agent or any Bank may deem desirable in obtaining the full benefits of this Agreement or any other Loan Document.

         SECTION 8.09. Section Headings, Severability, Entire Agreement. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement and each other Loan Document is intended to be severable; if any term or provision of this Agreement, any other Loan Document, or any other document delivered in connection herewith or therewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All exhibits and schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement and the exhibits and schedules attached hereto embody the entire agreement and understanding between the Borrower, the Guarantors, the Agent and the Banks and supersede all prior agreements and understandings relating to the subject matter hereof.

     SECTION 8.10. Governing Law. This Agreement, the Notes and all other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 8.11. Waiver of Jury Trial. The Borrower, each Guarantor, the Agent and the Banks waive all rights to trial by jury on any cause of action directly or indirectly involving the terms, covenants or conditions of this Agreement or any Loan Document.

         SECTION 8.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EUROPEAN AMERICAN BANK, as Agent            ELECTROGRAPH SYSTEM, INC.

By:____________________________             By:______________________
   Name: Stuart N. Berman                           Barry R. Steinberg
   Title:  Vice President                      President

KEYBANK NATIONAL ASSOCIATION                COASTAL OFFICE PRODUCTS,
INC.

By:____________________________             By:______________________
   Name:                                                Barry R. Steinberg
   Title:                                      President

EUROPEAN AMERICAN BANK                               MEC SUPPORT SERVICES, INC.

By:____________________________             By:______________________
   Name: Stuart N. Berman                      Barry R. Steinberg
   Title: Vice President                                President

MANCHESTER EQUIPMENT CO., INC.          CLOSE OUTS 4U.COM., INC.
By:____________________________             By:______________________
   Name: Barry R. Steinberg                             Barry R. Steinberg
   Title: President                                              President

MANCHESTER INTERNATIONAL LTD.                        MEC INTERNET SERVICES, INC.

By:____________________________             By:______________________
   Name: Barry R. Steinberg                             Barry R. Steinberg
   Title: President                                     President

MANTECH COMPUTER SERVICES, INC.             47 COMPUTERS.COM, INC.

By:____________________________             By:______________________
   Name: Barry R. Steinberg                             Barry R. Steinberg
   Title: President                                     President

MEC LEASING GROUP, LTD.                              MARKETPLACE 4U.COM, INC.

By:____________________________             By:______________________
   Name: Barry R. Steinberg                Barry R. Steinberg
   Title: President                                     President

MANCHESTER SOLUTIONS, INC.                  ALMOST NEW 4U.COM, INC.

By:____________________________             By:______________________
   Name: Barry R. Steinberg                             Barry R. Steinberg
   Title: President                                              President

ODD LOTS 4U.COM, INC.

By:_________________________
   Barry R. Steinberg
   President

                                  SCHEDULE 1.01

                         Total Commitments of Each Bank

                                               Initial
                                            Dollar Amount     Pro Rata Share

European American Bank              -  $     10,000,000.00         66.67%

KeyBank National Association        -  $      5,000,000.00         33.33%

                                SCHEDULE 4.01(a)


SUBSIDIARY'S NAME        STATE OF                      IDENTITY  AND
 AND ADDRESS             INCORPORATION AND             PERCENTAGE OF
-----------------        EACH STATE IN WHICH           OWNERSHIP OF EACH
                         IT IS QUALIFIED               SHAREHOLDER
                         TO DO BUSINESS                -----------------
                         --------------

ManTech Computer         New York Corporation          Manchester Equipment
 Services, Inc.          doing Business in             Co., Inc.   Sole
160 Oser Avenue          State of New York.            Shareholder
Hauppauge, NY 11788

MEC Leasing Group        New York Corporation          Manchester Equipment
 Ltd.                    doing Business in             Co., Inc.   Sole
160 Oser Avenue          State of New York.            Shareholder
Hauppauge, NY 11788

Manchester               New York Corporation          Manchester Equipment
Solutionss, Inc.         doing Business in             Co., Inc.   Sole
160 Oser Avenue          State of New York.            Shareholder
Hauppauge, NY 11788

Manchester               New York Corporation          Manchester Equipment
International Ltd.       doing Business in             Co., Inc.   Sole
160 Oser Avenue          State of New York.            Shareholder
Hauppauge, NY 11788

Coastal Office           Maryland Corporation          Manchester Equipment
 Services, Inc.          doing Business in             Co., Inc.   Sole
4812 Frankford Avenue    State of Maryland.            Shareholder
Baltimore, MD 11788

Electrograph             New York Corporation          Manchester Equipment
 Systems, Inc.           doing Business in             Co., Inc.   Sole
160 Oser Avenue          New York, Maryland,           Shareholder
Hauppauge, NY 11788      California, Texas

MEC Support              New York Corporation          Manchester Equipment
 Services, Inc.          doing Business in             Co., Inc.   Sole
160 Oser Avenue          State of New York.            Shareholder
Hauppauge, NY 11788

Close Outs 4U.Com        New York Corporation          Manchester Equipment
  Inc.                   doing Business in             Co., Inc.   Sole
160 Oser Avenue          State of New York.            Shareholder
Hauppauge, NY 11788

SCHEDULE 4.01(a)


SUBSIDIARY'S NAME        STATE OF                      IDENTITY  AND
 AND ADDRESS             INCORPORATION AND             PERCENTAGE OF
-----------------        EACH STATE IN WHICH           OWNERSHIP OF EACH
                         IT IS QUALIFIED               SHAREHOLDER
                         TO DO BUSINESS                -----------------
                         --------------

MEC Internet             New York Corporation          Manchester Equipment
 Services, Inc.          doing Business in             Co., Inc.   Sole
160 Oser Avenue          State of New York.            Shareholder
Hauppauge, NY 11788

47 Computers.Com         New York Corporation          Manchester Equipment
 Inc.                    doing Business in             Co., Inc.   Sole
160 Oser Avenue          State of New York.            Shareholder
Hauppauge, NY 11788

Marketplace 4U.Com,      New York Corporation          Manchester Equipment
 Inc.                    doing Business in             Co., Inc.   Sole
160 Oser Avenue          State of New York.            Shareholder
Hauppauge, NY 11788

4U.Com, Inc.             New York Corporation          Manchester Equipment
160 Oser Avenue          doing Business in             Co., Inc.   Sole
Hauppauge, NY 11788      State of New York             Shareholder

Almost New 4U.Com        New York Corporation          Manchester Equipment
  Inc.                   doing Business in             Co., Inc.   Sole
160 Oser Avenue          State of New York.            Shareholder
Hauppauge, NY 11788

Odd Lots 4U.Com,         New York Corporation          Manchester Equipment
  Inc.                   doing Business in             Co., Inc.   Sole
160 Oser Avenue          New York, Maryland,           Shareholder
Hauppauge, NY 11788      California, Texas

                                SCHEDULE 4.01(g)
                                ----------------

                                   Litigation
                                   ----------

                             (Borrower as Defendant)

                                      None

                                SCHEDULE 4.01(s)
                                ----------------

Creditor             Nature of           Amount of   Liens Securing
--------             Agreement            Credit         Credit
                     ---------            ------         ------


Mitsubishi          Guarantee of             No Limits      None
Electronics         Electrograph
 America, Inc.      Systems,  Inc.,
                    a Subsidiary
                    of Manchester
                    Equipment Co., Inc.


Fujitsu General       Guarantee of             No Limits      None
 America, Inc.        Electrograph
                      Systems,  Inc.,
                      a Subsidiary
                      of Manchester
                      Equipment Co., Inc.


Matsushita            Guaranty of             No Limits      None
Electric              Electrograph
Corporation of        Systems,  Inc.,
America               a Subsidiary
                      of Manchester
                      Equipment Co., Inc.

Tech Data             Guaranty of             No Limits      None
 Corporation          Coastal Office
                      Produxts, Inc.,
                      a Subsidiary
                      of Manchester
                      Equipment Co., Inc.

Deutsche              Credit Agreement         $10 Million    None
 Corporation          of Manchester
                      Equipment Co., Inc.,

International         Capital Lease           $92,574.00     None
 Business Machines    of AS400-Main            (Balance)
 Corporation          Frame Computer
                      for Manchester
                      Equipment Co., Inc.


                                SCHEDULE 5.02(a)


Creditor             Amount              Property Subject to Lien
--------             ------              ------------------------



Except as disclosed in Schedule 4.01(s), none.

                                SCHEDULE 5.02(b)



     Creditor                                   Amount
     ---------                                  ------


         Except as disclosed in Schedule 4.01(s), none.

                                SCHEDULE 5.02(i)
                                ----------------



     Description of All Guaranties of Borrower:


Mitsubishi Electronics America, Inc. Guarantee of Electrograph Systems, Inc.

Fujitsu General America, Inc. Guarantee of Electrograph Systems, Inc.

Matsushita  Electric  Corporation of America  Guaranty of Electrograph  Systems,
Inc.

Deutsche Financial Services, Inc. Guarantee of Costal Office Products, Inc.

                                    EXHIBIT A
                                    ---------

                              REVOLVING CREDIT NOTE

$_________________                                      Garden City, New York
-------------------
                                                                __________, 199_
                                                                -----------


         FOR VALUE RECEIVED, on the Maturity Date, MANCHESTER EQUIPMENT CO., INC., a ___________ corporation, having its principal place of business at 160 Oser Avenue, Hauppauge, New York 11788 ("Borrower"), promises to pay to the order of __________________ ("Bank") at the office of European American Bank, as Agent, located at 730 Veterans Memorial Highway, Hauppauge, New York 11788, the principal sum of the lesser of: (a) ________________ ($___________) DOLLARS; or
(b) the aggregate unpaid principal amount of all Revolving Credit Loans made by Bank to Borrower pursuant to the Agreement (as defined below).

         Borrower shall pay interest on the unpaid principal balance of this Note from time to time outstanding, at said office, at the rates of interest, at the times and for the periods set forth in the Agreement.

         All payments including prepayments on this Note shall be made in lawful money of the United States of America in immediately available funds. Except as otherwise provided in the Agreement, if a payment becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

         Borrower hereby authorizes Bank to enter from time to time the amount of each Loan to Borrower and the amount of each payment on a Loan on the schedule annexed hereto and made a part hereof. Failure of Bank to record such information on such schedule shall not in any way effect the obligation of Borrower to pay any amount due under this Note.

         This Note is one of the Revolving Credit Notes referred to in that certain Loan Agreement among Borrower, certain Guarantors, European American Bank, as Agent, European American Bank and KeyBank National Association, of even date herewith (the "Agreement"), as such Agreement may be amended from time to time, and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in said Agreement. All capitalized terms used in this Note and not defined herein shall have the meanings given them in the Agreement.

         If any action or proceeding be commenced to collect this Note or enforce any of its provisions, Borrower further agrees to pay all costs and expenses of such action or proceeding and reasonable attorneys' fees and expenses and further expressly waives any and every right to interpose any counterclaim in any such action or proceeding. Borrower hereby submits to the jurisdiction of the Supreme Court of the State of New York and agrees with Bank that personal jurisdiction over Borrower shall rest with the Supreme Court of the State of New York for purposes of any action on or related to this Note, the liabilities, or the enforcement of either or all of the same. Borrower hereby waives personal service by manual delivery and agrees that service of process may be made by certified mail, return receipt requested, directed to the Borrower at the Borrower's address set forth above or at such other address as may be designated in writing by the Borrower to Bank in accordance with Section
8.02 of the Agreement, and that upon mailing of such process such service shall be effective with the same effect as though personally served. Borrower hereby expressly waives any and every right to a trial by jury in any action on or related to this Note, the liabilities hereunder or the enforcement of either or all of the same. Subject to the provisions of the Agreement, Bank may transfer this Note to a transferee or transferees, who shall thereupon become vested with all the powers and rights above given to Bank in respect thereto, and Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect to any matters occurring after the date of such transfer. The failure of any holder of this Note to insist upon strict performance of each and/or all of the terms and conditions hereof shall not be construed or deemed to be a waiver of any such term or condition.

      Borrower and all endorsers and guarantors hereof waive presentment and demand for payment, notice of non-payment, protest, and notice of protest.

     This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                            MANCHESTER EQUIPMENT CO., INC.


                                           By:
                                           Name:
                                           Title:

                       Schedule of Revolving Credit Loans
                       ----------------------------------



                            Amount of
                            Principal    Unpaid       Name of
Making  Amount of  Type of   Paid or    Principal  Person Making
 Date     Loan      Loan     Prepaid     Balance      Notation
 ----     ----      ----     -------     -------      --------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT B

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                  ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment") dated as of __________________ among ___________________ (the "Assignor"),
________________ (the "Assignee") and EUROPEAN AMERICAN BANK, as Agent (the "Agent").

                                   WITNESSETH

                  WHEREAS, this Assignment and Assumption Agreement (the "Assignment") relates to the Loan Agreement dated June __, 1999 among Manchester Equipment Co. Inc., certain Guarantors, the Assignor as a Bank and the Agent (as amended, the "Agreement"); and

                  WHEREAS, as provided under the Agreement, the Assignor has heretofore made Loans to the Borrower and has, or may have, participations in Letters of Credit; and

                  WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Agreement in respect of all or a portion of its Commitment, the Loans and the L/C Exposure and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

                  SECTION 2. Assignment. The Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, a ____% interest in and to all of the Assignor's rights and obligations as a Bank under the Agreement as of the Effective Date (as defined below) including, without limitation, such percentage interest in (w) the Assignor's Commitment, (x) the Revolving Credit Loans owing to Assignor outstanding on the Effective Date, (y) the Revolving Credit Note held by the Assignor under the Agreement, together with the rights to interest accruing from the Effective Date and (z) the Assignor's participation in Letters of Credit, drawings thereunder, unmatured drafts accepted and deferred payment obligations incurred under Letters of Credit ("L/C Exposure").

                  SECTION 3. Assignor Representations. The Assignor (i) represents and warrants that as of the date hereof, (x) its Commitment, unreduced by any assignments thereof which have not yet become effective, is $_____________, (y) the outstanding balance of its Revolving Credit Loans, unreduced by any assignments thereof which have not yet become effective, is $___________ and (z) its L/C Exposure, unreduced by any assignments which have not yet become effective, is $__________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by it; (iii) makes no representation or warranty and assumes no responsibility with respect to the solvency or financial condition of the Borrower or the Guarantors, or the performance or observance by the Borrower or the Guarantors of any of their obligations under the Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (iv) confirms that its Revolving Credit Note shall be exchanged as of the Effective Date for two Revolving Credit Notes, each dated the Effective Date, to be delivered to the Assignor and the Assignee, in an aggregate principal amount of $____________ and $__________, respectively.

                  SECTION 4. Assignee Representations. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Assumption Agreement; (ii) confirms that it has received copies of the Agreement and the other Loan Documents, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (iii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty; (iv) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and the other Loan Documents; and (v) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Agreement are required to be performed by it as a Bank.

                  SECTION 5. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in federal funds an amount equal to the outstanding principal of the Revolving Credit Loans and any outstanding Letter of Credit reimbursement obligations assigned hereunder. Each of the Assignor and the Assignee hereby agrees that if either of them receives any amount under the Agreement or any other Loan Document which is for the account of the other, it shall receive the same for the account of such other party to the extent of such other party's interest herein and shall promptly pay the same to the Agent on behalf of such other party.

                  SECTION 6. Effectiveness. Subject to the remaining provisions of this Section 6, the effective date for this Assignment and Assumption Agreement shall be ___________, ____ (the "Effective Date"). Following the execution of this Assignment and Assumption Agreement, it will be delivered by the Assignor to the Agent for acknowledgment and recording by the Agent. The Assignor agrees to pay to the Agent, on or prior to the Effective Date, the $3,500.00 assignment fee required by Section 8.07 of the Agreement. This Assignment and Assumption Agreement shall become effective, as of the Effective Date, upon (i) its execution by the Agent and (ii) if required by Section 8.07 of the Agreement, the consent of the Borrower.

                  SECTION 7. Effect of Assignment. On and after the Effective Date, (i) the Assignee shall be a party to the Agreement and the other Loan Documents to which each Bank is a party and, to the extent provided in this Assignment and Assumption Agreement, shall have the rights and obligations of a Bank and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Agreement and the other Loan Documents to which it is a party.

                  SECTION 8. Payments. From and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest and other amounts) to the Assignee.

     SECTION 9. Governing Law. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  SECTION 10. Counterparts. This Assignment and Assumption Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:_____________________
   Name:
   Title:


[ASSIGNEE]

By:_____________________
   Name:
   Title:


EUROPEAN AMERICAN BANK, as Agent

By:____________________
   Name:
   Title:

                               CONSENT OF BORROWER



                  Manchester Equipment Co., Inc., the Borrower under that certain Loan Agreement dated as of ____________, 199_ among Manchester Equipment Co. Inc., certain Guarantors and European American Bank, as Agent, European American Bank and KeyBank National Association as lending banks, as amended or supplemented from time to time (the "Agreement"), hereby consents to the attached Assignment and Assumption Agreement and the transactions contemplated thereby.


Date:_______________                             MANCHESTER EQUIPMENT CO., INC.

                                               By:_________________________
                                                      Name: Barry Steinberg
                                                     Title: